Exhibit 4.2

Execution Version

NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES INTO WHICH THE SECURITIES REPRESENTED HEREBY ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT (AS DEFINED HEREIN) OR UNDER ANY STATE SECURITIES LAWS. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES FOR THE BENEFIT OF THE BORROWER (AS DEFINED HEREIN) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THESE SECURITIES OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT: (A) TO THE BORROWER OR ANY SUBSIDIARY THEREOF; (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT; OR (D) PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (C) OR (D) ABOVE, THE BORROWER RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, OPINIONS OF COUNSEL OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

THE PAYMENT OF THIS PROMISSORY NOTE AND THE RIGHTS AND REMEDIES OF HOLDERS OF THIS PROMISSORY NOTE SHALL BE SUBJECT TO THE INTERCREDITOR AGREEMENT (AS DEFINED HEREIN).

THIS NOTE IS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE) FOR U.S. FEDERAL INCOME TAX PURPOSES. UPON WRITTEN REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO ANY PURCHASER OF THIS NOTE: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE.

REED’S, INC.
SECURED CONVERTIBLE PROMISSORY NOTE

$	May 30, 2023
Note No.

FOR VALUE RECEIVED, the undersigned, REED’S, INC., a Delaware corporation (the “Borrower”), promises to pay to ________, or its registered assigns (the “Holder”), in lawful money of the United States of America and in immediately available funds, the principal sum of ____________ (US$_______.00) (as such amount may, from time to time, be increased or decreased pursuant to the terms hereof, the “Principal Amount”) on the Maturity Date (as defined herein), together with interest as provided herein.

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This Note is one of a series of secured convertible promissory notes issued by the Borrower at several closings pursuant to that certain Note Purchase Agreement, dated as of May 9, 2022 (the “Purchase Agreement”), by and among the Borrower, Wilmington Savings Fund Society, FSB, in its capacity as representative for the holders of Notes (the “Holder Representative”), the Holder and the other purchasers from time to time party thereto (this Note, together with the other secured convertible promissory notes of the same series issued pursuant to the Purchase Agreement, are collectively referred to as the “Notes”).

1. Definitions. All terms defined in the Code (as defined herein) and not defined in this Note have the meanings specified therein. As used in this Note, in addition to the terms defined elsewhere in this Note, the following terms shall have the following meanings:

“ABL Debt” means the “Obligations” as defined in the ABL Debt Documents.

“ABL Debt Documents” means that certain Ledgered ABL Agreement dated as of March 28, 2022 between Borrower and ABL Lender, that certain Overadvance Rider to Ledgered ABL Agreement dated as of March 28, 2022 between Borrower and ABL Lender, and that certain Inventory Finance Rider to Purchasing and Security Agreement dated as of dated as of March 28, 2022 between Borrower and ABL Lender.

“ABL Lender” means Alterna Capital Solutions, LLC, a Florida limited liability company.

“Additional Interest” has the meaning set forth in the Registration Rights Agreement.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“AHYDO Payment” means any payment required to be made pursuant to the terms of any Subordinated Debt instrument after the fifth anniversary of the issuance thereof that is intended to avoid such Subordinated Debt instrument being classified as an “applicable high yield discount obligation” within the meaning of Section 163(i) of the Internal Revenue Code.

“Amortization/Interest Conversion Price” means, with respect to any Amortization Payment Date or Conversion Date, ninety percent (90%) of the arithmetic average of the Daily VWAP for the five (5) VWAP Trading Days ending on the VWAP Trading Day immediately preceding such Amortization Payment Date or Conversion Date, as applicable.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act of 2010, as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery, money laundering or corruption in any jurisdiction in which any Note Party or any of its Subsidiaries or Affiliates is located or is doing business.

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“Anti-Money Laundering Laws” means the applicable laws, statutes, regulations or rules in any jurisdiction in which any Note Party or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto, including, but not limited to, the Bank Secrecy Act (31 U.S.C. § 5311 et seq.) and the USA Patriot Act.

“Attribution Parties” means, with respect to the Holder, collectively, the following Persons: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the issuance of this Note, directly or indirectly managed or advised by the Holder’s investment manager or any of its affiliates or principals; (ii) any direct or indirect Affiliates of the Holder or any of the foregoing; (iii) any person acting or who would be deemed to be acting as a “group” (as such term is used Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder) together with the Holder or any of the foregoing; and (iv) any other persons whose beneficial ownership shares of Common Stock would be aggregated with the Holder and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act.

“Authorized Share Amendment” means an amendment to the Borrower’s certificate of incorporation, as amended, increasing the number of authorized shares of Common Stock to an amount that is sufficient, in the Borrower’s sole judgment after taking into account all shares of Common Stock outstanding on the Business Day immediately preceding the date that the definitive proxy statement relating to the Authorized Share Amendment is filed with the Commission, as well as all shares of Common Stock reserved or necessary to satisfy the Borrower’s obligations as of such date to issue shares of Common Stock pursuant to the terms of any then outstanding convertible or exchangeable securities or contractual obligations (other than the Notes) or the Borrower’s anticipated future capital raising activities, to settle the conversion of all then-outstanding Notes at the Conversion Rate then applicable, after giving effect to the maximum number of shares of Common Stock that may be deliverable upon conversion in connection with a Make-Whole Fundamental Change, plus such additional number of shares of Common Stock that the Borrower reasonably anticipates issuing in connection with Amortization Payments and Interest Make-Whole Payments on the Notes, in each case without giving effect to any Beneficial Ownership Limitation.

“Authorized Share Amendment Date” means the date the Borrower has adopted and duly filed with the Secretary of State of the State of Delaware the Authorized Share Amendment (which shall be following receipt by the Borrower of the requisite stockholder approvals for such Authorized Share Amendment and the Nasdaq Stockholder Approval).

“Bank Services” mean any products, credit services or financial accommodations previously, now or hereafter provided to any Note Party or any of its Subsidiaries by any third party bank, including any cash management services (including merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements and foreign exchange services as any such products or services may be identified in such third party bank’s various agreements related thereto.

“Board of Directors” means the board of directors of the Borrower.

“Business Day” means any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York or Wilmington, Delaware are authorized or required by law or executive order to close or be closed.

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“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP (consistently applied), and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP (consistently applied); provided that any lease that would properly be recognized as an “operating lease” by any Note Party as of the date hereof shall continue to be treated as an operating lease and shall not constitute a Capital Lease Obligation for purposes hereof.

“Capital Stock” means, any and all shares, interests, rights to purchase, warrants and options (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Cash Equivalents” means, as to any Person: (a) securities issued or directly and fully and unconditionally guaranteed or insured by the United States or any agency or instrumentality thereof (but only so long as the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition; (b) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 180 days from the date of acquisition and having one of the two highest ratings from either Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or Moody’s Investors Service, Inc.; (c) certificates of deposit, denominated solely in U.S. Dollars, maturing within twelve months after the date of acquisition, issued by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia or that is a U.S. subsidiary of a foreign commercial bank; in each of the foregoing cases, solely to the extent that (i) such commercial bank’s short-term commercial paper is rated at least A-1 or the equivalent by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc. (any such commercial bank, an “Approved Bank”) or (ii) the par amount of all certificates of deposit acquired from such commercial bank are fully insured by the Federal Deposit Insurance Corporation; or (d) commercial paper issued by any Approved Bank (or by the parent company thereof), in each case maturing not more than twelve months after the date of the acquisition thereof.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code in which any Note Party would be treated as a United States shareholder (as defined in Section 951(b)) for purposes of including income under Sections 951(a)(1) or 951A(a) of the Internal Revenue Code.

“CFC Holdco” means any Subsidiary substantially all of the assets of which (directly or indirectly) consist of Capital Stock (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) in, or debt issued by, one or more (a) CFCs or (a) other CFC Holdcos.

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“Close of Business” means 5:00 p.m., New York City time.

“Code” means the Uniform Commercial Code as adopted and in effect in the State of New York, as amended from time to time; provided, that, to the extent that the Code is used to define any term herein or in any other Note Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions relating to such provisions.

“Collateral” means the Article 9 Collateral and the Pledged Collateral, in each case, other than any Excluded Assets.

“Collateral Agent” means Wilmington Savings Fund Society, FSB, in its capacity as collateral agent for the holders of Notes (together with its successors and permitted assigns in such capacity).

“Collateral Pledge Agreements” mean, collectively, any pledge agreement relating to the Capital Stock or evidence of Indebtedness of any Subsidiary owned directly or indirectly by the Borrower or any other Note Party to the extent necessary or useful to perfect the Collateral Agent’s security interest therein under applicable Laws.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the Borrower’s Common Stock, par value $0.0001 per share (as such stock may be renamed or reclassified from time to time).

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers, trustees or others that will control the management or policies of such Person.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (a) any indebtedness, lease, dividend, letter of credit or other obligation of another, (b) any obligations with respect to undrawn letters of credit, corporate credit cards, or merchant services issued or provided for the account of that Person and (c) all obligations arising under any agreement or arrangement designed to protect such Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum liability in respect thereof as determined by the Majority Holders in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

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“Control Agreement” means an agreement, the terms of which are satisfactory to the Majority Holders and the Collateral Agent, as to its rights, duties and obligations (it being agreed that any agreement that shall require the Collateral Agent to indemnify any institution in its individual capacity shall not be satisfactory to the Collateral Agent), which is executed by the Collateral Agent, the applicable Note Party and the applicable financial institution or securities/investment intermediary, and which perfects the Collateral Agent’s (for its benefit and for the benefit of the Holder Representative and the holders of Notes) first priority security interest in such Note Party’s deposit, securities or commodities accounts maintained as such financial institution or securities/investment intermediary.

“Conversion Price” means, as of any time, an amount equal to (A) one dollar ($1) divided by (B) the Conversion Rate in effect at such time.

“Conversion Rate” initially means 0.0831 shares of Common Stock per one dollar ($1) Principal Amount; provided, however, that the Conversion Rate is subject to adjustment pursuant to Section 4; provided, further, that whenever this Note refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the Close of Business on such date.

“Conversion/PIK Schedule” means the Conversion/PIK Schedule in the form of Schedule 1 maintained by the Borrower and the Holder; provided that in the event of any dispute or discrepancy regarding the Conversion/PIK Schedule, the records of the Holder shall be controlling and determinative in the absence of manifest error.

“Conversion Shares” means the shares of Common Stock issued or issuable upon conversion of this Note (including any such shares issued as part of any Interest Make-Whole Payment).

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Note Party or that such Note Party otherwise has the right to license, or granting any right to any Note Party under any copyright now or hereafter owned by any third party, and all rights of such Note Party under any such agreement.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether or not filed with the USCO or foreign equivalent.

“Daily VWAP” means, with respect to the Common Stock for any Trading Day, the per share volume-weighted average price of the Common Stock for such Trading Day as reported by Bloomberg through its “Volume at Price” function in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day using a volume-weighted method as determined by a nationally recognized independent investment banking firm retained for this purpose by the Borrower.

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“Debtor Relief Laws” means Title 11 of the United States Code entitled “Bankruptcy” and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event which with the passing of time or the giving of notice or both would become an Event of Default.

“Depositary” means The Depository Trust Company or its successor.

“Disclosure Letter” means the disclosure letter dated as of the date hereof containing certain information and schedules delivered by the Note Parties to the Holder Representative and the Collateral Agent (as such disclosure letter may be supplemented from time to time in accordance with the terms hereof).

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the date that is one year and one day following the Maturity Date; or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock referred to in clause (a) above, in each case at any time on or prior to the date that is one year and one day following the Maturity Date.

“DWAC Eligible” means that (a) the Common Stock is eligible at the Depositary for full services pursuant to DTC’s Operational Arrangements, including transfer through the Depositary’s DWAC system, (b) the Borrower has been approved (without revocation) by the Depositary’s underwriting department, (c) the Transfer Agent is approved as an agent in the Depositary’s Fast Automated Securities Transfer Program, (d) the applicable shares of Common Stock are otherwise eligible for delivery via DWAC, and (e) the Transfer Agent does not have a policy prohibiting or limiting delivery of the applicable shares of Common Stock via DWAC.

“Equity Payment Conditions” means, at the time of the relevant payment, (i) Nasdaq Stockholder Approval shall have been obtained or the Majority Holders shall have waived the covenant contained in Section 7(ii), (ii) the shares of Common Stock to be issued must be duly authorized under the Borrower’s Organizational Documents, (iii) the Beneficial Ownership Limitations would not limit such payment, (iv) any shares of Common Stock issued in connection with such payment are either eligible for resale under Rule 144 without regard to the current public information requirements contained therein or are registered for resale by the Holder on an effective registration statement with a current prospectus relating thereto, (v) no Event of Default has occurred and is ongoing, (vi) the shares of Common Stock to be issued are listed on any of The New York Stock Exchange, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors), and (vii) the shares of Common Stock to be issued must be DWAC Eligible and not subject to a “DTC chill”.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any entity, trade or business (whether or not incorporated) under common control with the Borrower or any of its Affiliates within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Note Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Note Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate a Pension Plan, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Note Party or any ERISA Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). To avoid doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Foreign Subsidiary” means any Subsidiary of a Note Party that is organized under the Laws of a jurisdiction other than the United States, any state thereof or the District of Columbia.

“Fundamental Change” means any of the following events:

(A) a “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than the Borrower or its Wholly Owned Subsidiaries, or their respective employee benefit plans files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner” (as defined below) of Common Stock (or such other Common Equity into which the Common Stock has been reclassified) representing more than 50% of the voting power of the Common Stock (or such other Common Equity into which the Common Stock has been reclassified);

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(B) the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any Person other than any of the Borrower’s Wholly Owned Subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Borrower pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) Common Stock (or such other Common Equity into which the Common Stock has been reclassified) immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of the Common Stock (or such other Common Equity into which the Common Stock has been reclassified) of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);

(C) the Borrower’s stockholders approve any plan or proposal for the liquidation or dissolution of the Borrower; or

(D) the Common Stock ceases to be listed on any of The New York Stock Exchange, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (A) or (B) above will not constitute a Fundamental Change if at least ninety percent (90%) of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock listed on any of The New York Stock Exchange, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Common Stock Change Event whose Reference Property consists of such consideration.

For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B)(i) or (ii) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“GAAP” means, as of any date of determination, generally accepted accounting principles as then in effect in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

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“guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means each Subsidiary of the Borrower and their respective successors and assign.

“Guaranty” means, collectively, the guaranty of the Note Obligations by the Guarantors pursuant to this Note.

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Holder Representative” has the meaning set forth in the first paragraph of this Note (together with its successors and permitted assigns in such capacity).

“Indebtedness” of any Person means without duplication (a) all indebtedness created, assumed or incurred in any manner by the Borrower representing money borrowed (including by the issuance of debt securities, notes, bonds, debentures or similar instruments) and all obligations with respect to deposits or advances of any kind, (b) all obligations of such Person or with respect to letters of credit, bankers’ acceptances and other similar extensions of credit whether or not representing obligations for borrowed money, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, including any earn-out obligations, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business and not more than 90 days past due), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Contingent Obligations of such Person including indebtedness of others, (h) all Capital Lease Obligations and Synthetic Lease Obligations of such Person, (i) obligations in respect of Disqualified Stock and (j) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including any Hedging Agreement, in each case, whether entered into for hedging or speculative purposes or otherwise. The amount of any Indebtedness of any Person in respect of a Hedging Agreement shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Hedging Agreement had terminated at the end of such fiscal quarter. In making such determination, if any agreement relating to such Hedging Agreement provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined, in each case to the extent that such agreement is legally enforceable in any insolvency proceedings against the applicable counterparty thereof. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer. For the avoidance of doubt, ordinary course operating leases and guarantees thereof shall not constitute Indebtedness.

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“Initial Closing Date” shall have the meaning given to such term in the Purchase Agreement.

“Initial Holders” means, together, Whitebox Multi-Strategy Partners, LP, Whitebox Relative Value Partners, LP, Pandora Select Partners, LP and Whitebox GT Fund, LP.

“Insurance/Condemnation Event” means any casualty or other insured damage to, or any taking under the power of eminent domain or by condemnation or similar proceeding of, or any disposition under a threat of such taking of, all or any part of any assets of any Note Party or any Subsidiary thereof.

“Intellectual Property” means all of a Person’s right, title and interest in and to the following: domain names; Copyrights, Trademarks and Patents (including registrations and applications therefor prior to granting, and whether or not filed, recorded or issued); all trade secrets and related rights, including rights to unpatented inventions, know-how and manuals; all design rights; claims for damages by way of past, present and future infringement of any of the rights included above; and all amendments, renewals and extensions of any Copyrights, Trademarks or Patents.

“Intellectual Property Security Agreement” means any short-form Patent Security Agreement, short-form Trademark Security Agreement or short-form Copyright Security Agreement, each in form and substance satisfactory to the Majority Holders for filing with the USPTO or USCO, as applicable.

“Intercreditor Agreement” means that certain Collateral Sharing Agreement, dated as of May 9, 2022, among the ABL Lender, the Borrower, the Holder Representative and the Collateral Agent.

“Interest Payment Date” means the Maturity Date and each May 9 and November 9 of each year, beginning on November 9, 2022.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

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“Inventory” means “inventory” as defined in the Code, including work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of any Note Party, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and the applicable Note Party’s books and records relating to any of the foregoing.

“Investment” means, as to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (other than advances made in the ordinary course of business that would be recorded as accounts receivable on the balance sheet of the specified Person prepared in conformity with GAAP), purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities issued by any other Person and the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property or assets or business of another Person or assets constituting a business unit, line of business or division of such other Person

“Joinder Agreement” means an agreement substantially in the form of Exhibit A.

“Landlord Subordination and Access Agreement” means an agreement between the applicable Note Party’s landlord(s) and the Collateral Agent that provides the Collateral Agent access to the premises that such Note Party leases from such landlord in a form reasonably satisfactory to the Majority Holders and the Collateral Agent, as to its rights, duties and obligations.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from each of at least three (3) nationally recognized independent investment banking firms selected by the Borrower.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the legally binding interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, legally binding requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

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“License” means any Patent License, Trademark License, Copyright License or other Intellectual Property license or sublicense agreement to which any Note Party is a party, together with any and all (a) renewals, extensions, amendments, restatements, supplements and continuations thereof, (b) income, fees, royalties, damages, claims and payments now and hereafter due or payable thereunder or with respect thereto including damages and payments for past, present or future breach or violations thereof and (c) rights to sue for past, present and future breach or violations thereof.

“Lien” means any pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, charge, claim, encumbrance or other lien in favor of any Person.

“Majority Holders” means, with respect to any date, the holders of Notes representing more than 50% of the aggregate principal amount of the Notes outstanding on such date; provided, at any time that any of the Initial Holders continue to hold any of the Notes, (i) for purposes of Section 12, “Majority Holders” must include such Initial Holder(s) and (ii) for all other purposes, “Majority Holders” means the Initial Holders.

“Market Disruption Event” means, with respect to any date, (1) a failure by the principal U.S. national securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (2) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Make-Whole Fundamental Change” means a Fundamental Change (determined after giving effect to the proviso immediately after clause (D) of the definition thereof, but without regard to the proviso to clause (B)(ii) of such definition).

“Make-Whole Fundamental Change Conversion Period” means the period from, and including, the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change to, and including, the thirty fifth (35th) Trading Day after such Make-Whole Fundamental Change Effective Date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change, to, but excluding, the related Fundamental Change Repurchase Date).

“Make-Whole Fundamental Change Effective Date” means the date on which such Make-Whole Fundamental Change occurs or becomes effective.

“Material Adverse Effect” means a material adverse effect on or material adverse developments with respect to (i) the business, operations, properties, assets, financial condition of the Borrower and its Subsidiaries taken as a whole; (ii) the ability of the Borrower to fully and timely perform its obligations under this Note or (iii) the legality, validity, binding effect or enforceability against the Borrower of this Note.

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“Maturity Date” means the earlier of (i) September 29, 2023 and (ii) ninety-one (91) days before the scheduled maturity of any unsecured Indebtedness incurred by the Borrower that is junior in right of payment to the Note Obligations.

“Mortgage” means a mortgage, deed of trust or deed to secure debt, in form and substance reasonably satisfactory to Majority Holders and the Collateral Agent, as to its rights, duties and obligations, made by a Note Party in favor of the Collateral Agent for the benefit of the Collateral Agent and the holders of Notes, securing the Note Obligations.

“Multiemployer Plan” means any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) to which the Borrower, any of its Subsidiaries or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six years has made or been obligated to make contributions.

“Nasdaq Stockholder Approval” means the receipt by the Borrower of requisite approval from its stockholders to issue more than 19.9% of its outstanding shares of Common Stock at an issue price below the “minimum price” in payment of interest, amortization and settlement of conversions of the Notes in accordance with Nasdaq Stock Market Rule 5635.

“Negotiable Collateral” means all letters of credit of which any Note Party is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and any Note Party’s books and records relating to any of the foregoing.

“Net Proceeds” means, with respect to any event, the cash (which term, for purposes of this definition, shall include Cash Equivalents) proceeds (including, in the case of any Insurance/Condemnation Event, insurance, condemnation and similar proceeds) received in respect of such event, including any cash and Cash Equivalents received in respect of any non-cash proceeds, but only as and when received, net of (a) all fees and out-of-pocket costs and expenses incurred in connection with such event by any Note Party or any Subsidiary thereof to Persons that are not Affiliates of the Note Parties or their Subsidiaries (including attorneys’, accountants’ and consultants’ fees, investment banking and advisory fees and underwriting discounts and commissions), (b) the amount of all payments (including in respect of principal, accrued interest and premiums) required to be made by any Note Party or any Subsidiary thereof as a result of such event to repay Indebtedness (other than the Notes) secured by the assets subject thereto, (c) the amount of all payments reasonably estimated to be required to be made by any Note Party or any Subsidiary thereof in respect of purchase price adjustment, indemnification and similar contingent liabilities that are directly attributable to such event or in respect of any retained liabilities associated with such event (including pension and other post-employment benefit liabilities and environmental liabilities) and (d) the amount of all Taxes (including transfer taxes, deed or recording taxes and repatriation taxes or any withholding or deduction) paid (or reasonably estimated to be payable) by any Note Party or any Subsidiary thereof in connection with such event.

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“Note Collateral Documents” means, collectively, all Intellectual Property Security Agreements, Mortgages, Control Agreements, Notice and Access Agreements, Landlord Subordination and Access Agreements, each other agreement, instrument or document that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Collateral Agent and the holders of Notes and all financing statements (or comparable documents now or hereafter filed in accordance with the Code or comparable Law) against any Note Party as debtor in favor of the Collateral Agent for the benefit of the Collateral Agent and the holders of Notes, as secured party, as any of the foregoing may be amended, restated, supplemented or modified from time to time.

“Note Documents” means, collectively, the Notes, the Purchase Agreement, the Registration Rights Agreement, the Note Collateral Documents, the Intercreditor Agreement, each Subordination Agreement and any other agreement, document or instrument entered into in connection with the foregoing.

“Note Obligations” means the Obligations of the Borrower and the other obligors (including the Guarantors) under this Note to pay principal, premium, if any, and interest (including all interest accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding, whether or not a claim for such post-petition interest is allowed or allowable in such proceeding) when due and payable, and all other amounts due or to become due under or in connection with the performance of all other Obligations of the Borrower and the Guarantors under the Note Documents, according to the respective terms thereof.

“Note Party” means the Borrower and each Guarantor.

“Notice and Access Agreement” means an agreement between a third party warehouse, fulfillment center, bailee or similar entity, on the one hand, and the Collateral Agent on the other, that provides the Collateral Agent access to the premises containing a Note Party’s Inventory or other Collateral and otherwise in form and substance reasonably satisfactory to Majority Holders and the Collateral Agent, as to its rights, duties and obligations.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Note Party and its Subsidiaries arising under this Note and any other Note Document or otherwise, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after acceleration of the Obligations or after the commencement by or against any Note Party or any Subsidiary of a Note Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations include the obligation (including guarantee obligations) to pay all principal, interest, penalties, fees, charges, expenses, attorneys’ costs, indemnifications, reimbursements, debts, liabilities and other amounts, and all obligations, covenants, damages and duties of any Note Party and its Subsidiaries arising under any Note Document or otherwise.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Open of Business” means 9:00 a.m., New York City time.

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“Organizational Documents” means (a) with respect to any corporation or company, its certificate or articles of incorporation, organization or association, as amended, and its bylaws, as amended, (b) with respect to any limited partnership, its certificate or declaration of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its certificate of formation or articles of organization, as amended, and its operating agreement, as amended.

“Original Issue Date” means May 30, 2023.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention or designs on which a Patent, now or hereafter owned by any Note Party or that any Note Party otherwise has the right to license, or granting to any Note Party any right to make, use or sell any invention or designs on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Note Party under any such agreement.

“Patents” means all patents, patent applications and like protections including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, whether or not filed with the USPTO or any foreign equivalent.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, which is subject to Title IV of ERISA or Sections 412 of the Internal Revenue Code or Section 302 of ERISA, and which is or was, within the preceding six years, maintained by the Borrower, any of its Subsidiaries or any ERISA Affiliate.

“Permitted Indebtedness” means the following:

(a) Indebtedness of any Note Party in favor of the Collateral Agent or a holder of Notes arising under the Notes or any other Note Document;

(b) Indebtedness existing on the Initial Closing Date and disclosed in Section 2 of the Disclosure Letter;

(c) Indebtedness consisting of: (i) Permitted Investments allowed pursuant to clause (f) of the definition of “Permitted Investments”; and (ii) purchase money obligations for fixed or capital assets within the limitations set forth in clause (c) of the defined term “Permitted Liens”; provided that such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment and software financed with such Indebtedness;

(d) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is promptly extinguished;

(e) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(f) Indebtedness of any Note Party or any Subsidiary that may be deemed to exist in connection with agreements providing for warranty obligations entered into in the ordinary course of business;

(g) Indebtedness of any Note Party or any Subsidiary arising from (i) customary credit card charges incurred in the ordinary course of business and (ii) Bank Services provided by any third party bank (in each case, other than Indebtedness for borrowed money);

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(h) Indebtedness consisting of the financing of insurance premiums contemplated by clause (o) of the definition of “Permitted Liens”;

(i) unsecured Indebtedness to trade creditors in the ordinary course of business not to exceed at any time outstanding $500,000 individually or $1,000,000 in the aggregate;

(j) Indebtedness of any Note Party or any Subsidiary with respect to performance bonds, surety bonds, appeal bonds or customs bonds required in the ordinary course of business not to exceed in the aggregate more than $100,000 at any time outstanding;

(k) intercompany Indebtedness by and among the Borrower and its Subsidiaries (subject to clause (d) of the definition of “Permitted Investments”);

(l) Subordinated Debt, so long as such Subordinated Debt (x) is on then current market terms (as reasonable determined by the Borrower and the Majority Holders), (y) has no scheduled amortization payments prior to 180 days after the Maturity Date and (z) does not mature prior to the date that is 180 days after the Maturity Date (except in case of clause (y) and (z) above, customary asset sale or change-of-control provisions that provide for the prior repayment in full of the Notes);

(m) advances or deposits received in the ordinary course of business from customers or vendors;

(n) Indebtedness in favor of the ABL Lenders arising under the ABL Debt Documents not to exceed in the aggregate at any time outstanding or committed the sum of (i) on or prior to September 30, 2022, $11,534,395, or, on or after October 1, 2022, $6,000,000 plus (ii) the aggregate principal amount of Notes voluntarily converted into Conversion Consideration pursuant to Section 4 of each applicable Note, in each case subject to the terms of the Intercreditor Agreement; provided that the amount in the foregoing clause (ii) shall not exceed $10,000,000 at any time; and

(o) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (b) through (n) above; provided that (i) the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome or restrictive terms upon any Note Party or any Subsidiary, as the case may be, (ii) the maturity and weighted average life to maturity with respect to any Indebtedness incurred pursuant to clauses (b), (l) and (n) above in this definition is not shortened in connection with any such extensions, refinancings, modifications, amendments and restatements, (iii) no Event of Default shall have occurred and be continuing, (iv) if such Indebtedness being extended, refinanced, modified, amended or restated is subordinated in right of payment to the Obligations, such extension, refinancing, modification, amendment or restatement shall be subordinated in right of payment to the Obligations on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, modified, amended or restated, (v) if such Indebtedness being extended, refinanced, modified, amended or restated is unsecured, such extension, refinancing, modification, amendment or restatement shall be unsecured, (vi) to the extent such Indebtedness being extended, refinanced, modified, amended or restated is secured or subject to intercreditor arrangements for the benefit of the holders of Notes, such extension, refinancing, modification, amendment or restatement is either (1) unsecured or (2) secured and, if secured, subject to an intercreditor arrangement in form and substance reasonably acceptable to the Collateral Agent, as to its rights, duties and obligations, and the Majority Holders on terms at least as favorable (including with respect to priority) to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, modified, amended or restated, and such extension, refinancing, modification, amendment or restatement is incurred by one or more Persons who is an obligor of the Indebtedness being extended, refinanced, modified, amended or restated and (vii) any such extension, refinancing, modification, amendment or restatement has the same primary obligor and the same (or fewer) guarantors as the Indebtedness being extended, refinanced, modified, amended or restated.

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“Permitted Investments” means the following:

(a) Investments existing on the Initial Closing Date disclosed in Section 1 of the Disclosure Letter;

(b) Investments constituting cash and Cash Equivalents; provided such cash and Cash Equivalents are in accounts which are subject to a Control Agreement in favor of the Collateral Agent to the extent required under Section 7(ee);

(c) Investments accepted in connection with Permitted Transfers;

(d) Investments among Note Parties;

(e) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of the Note Parties’ business;

(f) Investments consisting of the purchase of capital assets in an amount not to exceed $750,000 per fiscal year; provided that the aggregate amount of Investments made pursuant to this clause (f) after the Initial Closing Date shall not exceed $1,250,000 at any time outstanding;

(g) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business in an aggregate amount not to exceed $50,000 per fiscal year and (ii) loans to employees, officers or directors relating to the purchase of Capital Stock of the Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by the Board of Directors in an aggregate amount not to exceed $100,000 per fiscal year;

(h) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

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(i) Investments in accounts at financial institutions; provided, that such accounts are permitted pursuant to Section 7(ee) and the Collateral Agent has a perfected Lien on the amounts held in such accounts as required pursuant to Section 7(ee);

(j) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates of any Note Party or any Subsidiary, in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled Account Debtors to the extent reasonably necessary in order to prevent or limit loss; provided that this shall not apply to Investments of any Note Party in any Subsidiary;

(k) deposits made to secure the performance of leases, licenses or contracts in the ordinary course of business, and other deposits made in connection with the incurrence of Permitted Liens; and

(l) Investments for fair market value not otherwise permitted hereunder in an amount not to exceed $200,000 per fiscal year.

“Permitted Liens” means the following:

(a) Liens existing on the Initial Closing Date and disclosed in Section 3 of the Disclosure Letter;

(b) Liens for taxes, fees, assessments or other governmental charges or levies that are not delinquent, not to exceed $100,000 in the aggregate at any time, and for which the applicable Note Party maintains adequate reserves in accordance with GAAP;

(c) Liens (i) upon or in any equipment acquired or held by a Note Party or any of its Subsidiaries to secure the purchase price of such equipment incurred solely for the purpose of financing the equipment not to exceed $1,250,000 outstanding at any time, or (ii) existing on such assets at the time of their acquisition; provided that with respect to clauses (i) and (ii), the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such assets; provided further that the same have no priority over the Collateral Agent’s Lien in the Collateral (other than with respect to such equipment and related proceeds) and do not encumber the Collateral (other than with respect to such equipment and related proceeds);

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(d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above; provided that any extension, renewal or replacement Lien (i) shall be limited to the property encumbered by the existing Lien, (ii) shall not exceed the principal amount and interest rate of the indebtedness being extended, renewed or refinanced and (iii) the term for payment, the maturity and weighted average life to maturity with respect to items listed in clause (a) above in this definition shall not decrease in connection with any such extension, renewal or refinancing;

(e) Non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of the Note Parties’ business;

(f) Liens arising from judgments in circumstances not constituting an Event of Default under Section 12(a)(iv);

(g) Liens in favor of other financial institutions arising in connection with a Note Party’s Deposit Accounts or Securities Accounts held at such institutions to secure standard fees for services charged by, but not financing made available by, such institutions; provided that the Collateral Agent, for its benefit and the benefit of the Holder Representative and the holders of Notes has a perfected security interest in the amounts held in such accounts to the extent required under Section 7(ee);

(h) Liens in favor of customs and revenue authorities arising as a matter of Law to secure payments of customs duties in connection with the importation of goods;

(i) Liens on deposits securing obligations with suppliers entered into in the ordinary course of business and deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(j) customary statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and suppliers and other Liens imposed by Law or pursuant to customary reservations or retentions of title arising in the ordinary course of business; provided that such Liens attach only to Inventory and secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same;

(k) Liens in favor of the ABL Lenders arising under the ABL Debt Documents to secure Permitted Indebtedness under clause (n) of the definition thereof, in each case subject to the terms of the Intercreditor Agreement;

(l) Liens in favor of any third party bank providing Bank Services not to exceed $200,000 in the aggregate for Indebtedness described in clause (g) of the definition of “Permitted Indebtedness”;

(m) Liens arising from the filing of any financing statement on operating leases, to the extent such operating leases are permitted hereunder;

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(n) Liens to secure workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business; and

(o) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Pledged Securities” means the Pledged Equity and Pledged Debt.

“Prohibited Transaction” means a “prohibited transaction” as defined in Section 406 of ERISA and Section 4975(c) of the Internal Revenue Code.

“Real Property Deliverables” means each of the following agreements, instruments and other documents in respect of each Facility, each in form and substance reasonably satisfactory to the Majority Holders:

(a) a Mortgage duly executed by the applicable Note Party;

(b) a title insurance policy with respect to each Mortgage;

(c) a current ALTA survey and a surveyor’s certificate, certified to the Collateral Agent and to the issuer of the title insurance policy with respect thereto by a professional surveyor licensed in the state in which such real property is located and reasonably satisfactory to the Majority Holders;

(d) a customary opinion of counsel in the state where such Facility is located with respect to the enforceability of the Mortgage to be recorded; and

(e) to the extent reasonably requested by the Majority Holders an ASTM 1527-13 Phase I Environmental Site Assessment by an independent firm reasonably satisfactory to Majority Holders with respect to such Facility.

“Registration Rights Agreement” means the Registration Rights Agreement, dated May 9, 2022, among the Borrower and the several holders signatory thereto.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Pension Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Internal Revenue Code.

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“Responsible Officer” means the President, Chief Executive Officer, Chief Financial Officer, Head of Finance or Controller of the Borrower.

“Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Sanctions” means economic or financial sanctions, requirements or trade embargoes imposed, administered or enforced from time to time by U.S. Governmental Authorities (including, but not limited to, OFAC, the U.S. Department of State and the U.S. Department of Commerce), the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant Governmental Authority.

“Sanctions Target” means any Person: (a) that is the subject or target of any Sanctions; (b) named in any Sanctions-related list maintained by OFAC, the U.S. Department of State, the U.S. Department of Commerce or the U.S. Department of the Treasury, including the OFAC list of “Specially Designated Nationals and Blocked Persons,” or any similar list maintained by the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant Governmental Authority; (c) located, organized or resident in a country, territory or geographical region which is itself the subject or target of any Sanctions (including the Crimea region of Ukraine, Cuba, Iran, North Korea, Syria and, prior to January 1, 2017, Sudan); or (d) owned or controlled by any such Person or Persons described in the foregoing clauses (a) through (c), inclusive.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Conversion Cap” means (i) as of any time prior to the receipt of Nasdaq Stockholder Approval, 22,457,782 shares of Common Stock, and (ii) following the receipt of Nasdaq Stockholder Approval and prior to the Authorized Share Amendment Date, 35,564,397 shares of Common Stock, which amount shall be subject to increase on a share-by-share basis for any shares of Common Stock repurchased by the Borrower, or any reserves of shares of Common Stock released by the Borrower, on or after the Initial Closing Date that remain available for re-issuance by the Borrower. All share amounts in clauses (i) and (ii) above shall be subject to the same adjustments as the Conversion Rate, including those contained in Section 4(c). To avoid doubt, after the later to occur of the receipt of Nasdaq Stockholder Approval and the Authorized Share Amendment Date, the Share Conversion Cap shall no longer be applicable.

“Subordinated Debt” means any unsecured Indebtedness incurred by the Borrower that is subordinated to the Note Obligations pursuant to a Subordination Agreement on terms acceptable to the Majority Holders and the Collateral Agent, as to its rights, duties and obligations.

“Subordination Agreement” means any subordination and intercreditor agreement substantially in the form attached hereto as Exhibit B or otherwise in form and substance satisfactory to the Majority Holders and the Collateral Agent, as to its rights, duties and obligations, entered into between the Collateral Agent and the other creditor.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of the Common Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person; (b) such Person and one or more Subsidiaries of such Person; or (c) one or more Subsidiaries of such Person.

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“Synthetic Lease Obligations” means, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any synthetic lease that would appear on a balance sheet of such Person in accordance with GAAP (consistently applied) if such obligations were accounted for as Capital Lease Obligations.

“Taxes” means taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges imposed under U.S. federal, state, local or any foreign Law (including additions to tax, penalties and interest).

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Note Party or that any Note Party otherwise has the right to license, or granting to any Note Party any right to use any trademark now or hereafter owned by any third party, and all rights of any Note Party under any such agreement.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of a Person connected with and symbolized by such trademarks, whether or not filed with the USPTO or any foreign equivalent.

“Trading Day” means any day on which (a) trading in the Common Stock generally occurs on the principal U.S. national securities exchange or market on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national securities exchange or market, on the principal other market on which the Common Stock is then traded; and (b) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transfer Agent” means Transfer Online, Inc. the current transfer agent of the Borrower, with a mailing address of 512 SE Salmon St. Portland, OR 97214 and a facsimile number of (503) 227-6874, and any successor transfer agent of the Borrower.

“USCO” means the United States Copyright Office of the Library of Congress.

“USPTO” means the United States Patent and Trademark Office.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.

2. Interest; Amortization and Maturity.

(a) Payment of Principal Amount. The Principal Amount of this Note shall be due and payable to the Holder on the earlier of (A) the Maturity Date and (B) the date on which the Principal Amount is otherwise accelerated as provided for under this Note. Except as set forth in Section 2(b) or Section 2(c), the Borrower may not prepay or redeem all or any portion of the Principal Amount of this Note without the prior written consent of the Holder. Upon the occurrence and during the continuation of any Event of Default, the outstanding Principal Amount and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter, automatically in the case of an Event of Default under Section 12(a)(v) or Section 12(a)(vi), and at the written election of the Holder otherwise, bear interest (including post-petition interest in any proceeding under any applicable bankruptcy laws) payable upon written demand at the rate otherwise applicable thereto, plus 2.00% per annum. Payment or acceptance of the increased rate of interest provided for in this paragraph is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Holder Representative, the Collateral Agent, the Holder or the holders of the other Notes.

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(b) Amortization of Principal.1 At the written election of the Majority Holders, the Borrower shall repay $200,000 of the aggregate Principal Amount of all of the outstanding Notes on the first of each month commencing on August 9, 2022 and continuing through the Maturity Date (each, an “Amortization Payment Date”), together with (i) accrued and unpaid Interest from, and including, the last Interest Payment Date to, but excluding, the applicable Amortization Payment Date and (ii) one-half of the Interest Make-Whole Payment that would be due if such $200,000 of the aggregate Principal Amount of all of the outstanding Notes repaid were converted with a Conversion Date on such Amortization Payment Date (clauses (i) and (ii), together with the Principal Amount to be repaid, an “Amortization Payment”). Any written election pursuant to this Section 2(b) shall be delivered to the Borrower (with a copy to the Holder Representative) at least three (3) Business Days before the applicable Amortization Payment Date, which shall include the calculation of the Amortization Payment in reasonable detail. Each Amortization Payment shall, at the option of the Borrower, be payable in cash or, subject to satisfaction of the Equity Payment Conditions and to the limitations set forth in Section 5, in shares of Common Stock (together with cash in lieu of any fractional share) at a value per share of Common Stock equal to the Amortization/Interest Conversion Price. The Borrower initially elects to settle any Amortization Payment in shares of Common Stock (together with cash in lieu of any fractional share based on the Amortization/Interest Conversion Price); provided that the Borrower shall be deemed to have elected to settle any Amortization Payment in cash to the extent specified in Section 5. In order to change its election to pay any Amortization Payment in cash or in Common Shares (together with cash in lieu of any fractional share based on the Amortization/Interest Conversion Price), the Borrower must send a notice of such election to the Holder (with a copy to the Holder Representative), and such change in election shall become effective for Amortization Payment Dates more than ten (10) Trading Days following the receipt of such notice by the Holder. With respect to each Amortization Payment, the Holder shall receive a pro rata amount of the cash, Common Shares or combination of cash and Common Shares paid or delivered by the Borrower according to the Holders’ respective proportionate interest in the amount of Notes Obligations owed one Business Day immediately prior to such Amortization Payment. Each Amortization Payment made shall be reflected on the Conversion/PIK Schedule, containing at a minimum the information shown on Schedule 1 hereto. Except as set forth in this Section 2(b) or Section 2(c), the Borrower may not prepay or redeem all or any portion of the Principal Amount of this Note without the prior written consent of the Holder.

[1]	Pursuant to that certain Partial Option Exercise and Second Amendment to the 10% Senior Convertible Notes, dated February 9, 2023 (the “Second Amendment”), between the Company, the holders party thereto and the Agent, and that certain Partial Option Exercise and Third Amendment to the 10% Senior Convertible Notes, dated May 30, 2023 (the “Third Amendment”), notwithstanding anything in Section 2(b) of the Purchased Third Option Notes to the contrary, no Amortization Payments shall be made on or in respect of the Purchased Third Option Notes. The Holders hereby irrevocably elect not to receive Amortization Payments with respect to the Purchased Third Option Notes at any time prior to the Maturity Date for the Purchased Third Option Notes. Nothing herein shall be construed to waive, terminate or otherwise impact in any manner the election of the Holders to receive Amortization Payments in the full amount of $200,000 each month on Notes other than the Purchased Third Option Notes.

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(c) Mandatory Prepayment.

(i) Subject to clause (ii) below, if (A) any Note Party or any Subsidiary thereof Transfers any assets or property (other than any Transfer permitted by clauses (i) through (iv) of Section 7(t)) or (B) any Insurance/Condemnation Event in respect of any assets or property of any Note Party or any Subsidiary thereof occurs, in each case which results in the realization or receipt by a Note Party or any Subsidiary thereof of Net Proceeds, the Borrower shall cause to be prepaid on or prior to the date which is five (5) Business Days after the date of such realization or receipt by such Note Party of such Net Proceeds, an aggregate principal amount of the Notes in an amount equal to 100% of all such Net Proceeds realized or received. Any such prepayment shall be reflected on the Conversion/PIK Schedule, containing at a minimum the information shown on Schedule 1 hereto.

(ii) So long as no Default or Event of Default has occurred and is continuing, with respect to any Net Proceeds realized or received with respect to any Insurance/Condemnation Event, at the option of the Borrower, the applicable Note Party or Subsidiary may reinvest an amount equal to all or any portion of such Net Proceeds to replace the assets or property subject to such Insurance/Condemnation Event (which assets or property may, for the avoidance of doubt, be replaced with assets or property that are substantially similar to such assets or property subject to such Insurance/Condemnation Even) within (A) six (6) months following receipt of such Net Proceeds or (B) if the applicable Note Party or Subsidiary enters into a legally binding commitment to reinvest such Net Proceeds to replace such assets or property within six (6) months following receipt thereof, ninety (90) days after the six (6) month period that follow receipt of such Net Proceeds; provided that if any Net Proceeds are not so reinvested by the deadline specified in clause (A) or (B) above, as applicable, or if any such Net Proceeds are no longer intended to be or cannot be so reinvested, any such Net Proceeds shall be applied to the prepayment of the Notes as set forth in Section 2(c)(i).

(d) Interest. This Note shall bear interest on the aggregate unconverted and unamortized Principal Amount then outstanding of this Note semiannually in arrears at a rate of 10% per annum, with 10% per annum payable in cash (“Cash Interest”) and 0% per annum payable “in kind” by adding such accrued and unpaid interest to the unpaid Principal Amount of this Note (“PIK Interest”) from the Original Issue Date to, but excluding, the Maturity Date. Interest on this Note is payable in arrears on the Maturity Date. Additional Interest will be payable by the Borrower to the Holder as set forth in Section 2(d) of the Registration Rights Agreement.

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(e) Optional Prepayment. The Borrower shall have the right at any time and from time to time to prepay the Purchased Third Option Notes, in whole or in part, at a price equal to 100% of the Principal Amount of the Purchased Third Option Notes being prepaid plus all accrued and unpaid interest thereon to the date of prepayment. The Borrower shall provide the Holders of the Purchased Third Option Notes and the Agent with at least five (5) Business Days prior written notice of any election to exercise its right to prepay any portion of the Purchased Third Option Notes pursuant to this Section 2(e). Any such prepayment shall be reflected on the Conversion/PIK Schedule, containing at a minimum the information shown on Schedule 1 hereto.

(f) Interest and Fee Calculations and Payment Provisions. Interest and fees shall be calculated on the basis of a 360-day year consisting of twelve 30 day months. Interest hereunder will be paid to the initial Holder or, if the Borrower has received notice of any transfer thereof signed by the initial Holder or any successive Holders, to the Person in whose name this Note is registered on the Note Register. All payments made hereunder (other than regular interest payments on each Interest Payment Date) will be applied first to the repayment of fees and expenses payable under this Note, then to accrued and unpaid interest until all then outstanding accrued and unpaid interest has been paid in full, and then to the repayment of the Principal Amount and other Note Obligations until the Principal Amount and such other Note Obligations have been paid in full. If after all applications of such payments have been made as provided in this paragraph any amounts remain, then the remaining amount of such payments shall be returned to the Borrower. Except as otherwise provided herein, all payments under this Note (including cash interest payments) shall be made in lawful money of the United States of America and in immediately available funds. Each such payment must be received by the Holder not later than 12:00 p.m., New York City time, on the date such payment becomes due and payable. Any payment received by the Holder after such time will be deemed to have been made on the next following Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be. If a payment under this Note otherwise would become due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next day which is not a Saturday, Sunday or legal holiday, and interest shall be payable thereon during such extension. Except as otherwise provided in this Note, all amounts due under this Note shall be payable without defense or counterclaim. All payments under this Note shall be subject to any deduction or withholding as required by applicable law. Each Holder of a Note, if reasonably requested by the Borrower, shall deliver documentation prescribed by applicable law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not and to what extent the Holder is subject to withholding, backup withholding, or information reporting requirements.

(g) Ranking.

(i) The Notes shall be pari passu in right of payment with respect to each other. All payments (other than any payments in respect of a conversion of Notes, any Initially Issued Notes Pro Rata Payments or any Purchased Third Option Notes Pro Rata Payments (collectively, the “Non-Pro Rata Payments”)) to the holders of the Notes (including the Holder) shall be made pro rata among the holders based upon the aggregate unpaid principal amount and accrued interest of the Notes outstanding as of one Business Day immediately prior to any such payment. The Borrower shall not make, and no holder of Notes shall accept, any payment (other than any Non-Pro Rata Payments) except as shall be shared ratably between the holders of the Notes so as to maintain as near as possible the amount of the indebtedness owing under the Notes pro rata according to the holders’ respective proportionate interest in the amount of Notes Obligations owed as of the date immediately prior to such payment or payments. If one holder of the Notes obtains any payment (whether voluntary, involuntary or by offset or otherwise, but not including any Non-Pro Rata Payments) of principal, interest or other amount with respect to the Notes in excess of such holder’s pro rata share of such payments obtained by all holders of the Notes, then the holder receiving such payment in excess of its pro rata share shall return to the Agent, for distribution to each of the other holders, an amount sufficient to cause all holders of the Notes to receive their respective pro rata shares of any payment of principal, interest or other amounts with respect to the Notes.

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(ii) Any (A) Amortization Payments made with respect to any Notes dated May 9, 2022 (the “Initially Issued Notes”), (B) payments of Cash Interest with respect to any Initially Issued Notes, (C) compounding of PIK Interest with respect to any Initially Issued Notes, and (D) payments of Principal Amounts in connection with the maturity of any Initially Issued Notes (collectively, the “Initially Issued Notes Pro Rata Payments”) to the holders of the Initially Issued Notes (including, if applicable, the Holder) shall be made pro rata among the holders of the Initially Issued Notes based upon the aggregate unpaid principal amount and accrued interest of the Initially Issued Notes outstanding as of one Business Day immediately prior to any such payment. The Borrower shall not make, and no holder of Initially Issued Notes shall accept, any Initially Issued Notes Pro Rata Payment except as shall be shared ratably between the holders of the Initially Issued Notes so as to maintain as near as possible the amount of the indebtedness owing under the Initially Issued Notes pro rata according to the holders’ respective proportionate interest in the amount of Notes Obligations owed as of the date immediately prior to such payment or payments. If one holder of the Initially Issued Notes obtains any Initially Issued Notes Pro Rata Payment (whether voluntary, involuntary or by offset or otherwise) of principal, interest or other amount with respect to the Initially Issued Notes in excess of such holder’s pro rata share of such payments obtained by all holders of the Initially Issued Notes, then the holder receiving such payment in excess of its pro rata share shall return to the Agent, for distribution to each of the other holders, an amount sufficient to cause all holders of the Initially Issued Notes to receive their respective pro rata shares of such payment.

(iii) Any (A) payments of Cash Interest with respect to any Notes issued pursuant to the Third Option (as defined in the Purchase Agreement) (the “Purchased Third Option Notes”), (B) payments of Principal Amounts in connection with the maturity of any Purchased Third Option Notes and (C) payments in connection with an exercise of the optional prepayments rights set forth in Section 2(e) of the Purchased Third Party Notes (collectively, the “Purchased Third Option Notes Pro Rata Payments”) to the holders of the Purchased Third Option Notes (including, if applicable, the Holder) shall be made pro rata among the holders of the Purchased Third Option Notes based upon the aggregate unpaid principal amount and accrued interest of the Purchased Third Option Notes outstanding as of one Business Day immediately prior to any such payment. The Borrower shall not make, and no holder of Purchased Third Option Notes shall accept, any Purchased Third Option Notes Pro Rata Payment except as shall be shared ratably between the holders of the Purchased Third Option Notes so as to maintain as near as possible the amount of the indebtedness owing under the Purchased Third Option Notes pro rata according to the holders’ respective proportionate interest in the amount of Notes Obligations owed as of the date immediately prior to such payment or payments. If one holder of the Purchased Third Option Notes obtains any Purchased Third Option Notes Pro Rata Payment (whether voluntary, involuntary or by offset or otherwise) of principal, interest or other amount with respect to the Purchased Third Option Notes in excess of such holder’s pro rata share of such payments obtained by all holders of the Purchased Third Option Notes, then the holder receiving such payment in excess of its pro rata share shall return to the Agent, for distribution to each of the other holders, an amount sufficient to cause all holders of the Purchased Third Option Notes to receive their respective pro rata shares of such payment.

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3. Registration of Transfers and Exchanges.

(a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

(b) Reliance on Note Register. The Initial Holders are listed herein. The Borrower shall maintain a copy of each transfer and a register for the recordation of the names and addresses of the applicable holders of the Notes, and the principal amounts (and stated interest) of the Notes held by each holder pursuant to the terms hereof from time to time (the “Note Register”). The Company, the Holder Representative and the holders shall treat each Person whose name is recorded in the Note Register pursuant to the terms hereof as a holder for all purposes of the Notes. The Note Register shall be available for inspection by the Holder Representative and any holder, at any reasonable time and from time to time upon reasonable prior notice. Prior to due presentment for transfer to the Borrower of this Note, the Borrower and any agent of the Borrower may, upon receipt of appropriate signed notice from the Person previously listed on the Note Register as owner hereof, treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Borrower nor any such agent shall be affected by notice to the contrary.

4. Conversion.

(a) Right to Convert.

(i) Generally. At any time after the earlier of (x) the date that the Nasdaq Stockholder Approval has been obtained and (y) the date that a Majority Holders waive the covenant contained in Section 7(ii), and until this Note is no longer outstanding, this Note shall be convertible, in whole or in part, into the Conversion Consideration at the option of the Holder, at any time and from time to time (subject to the limitations set forth in Section 5); provided that if a Fundamental Change Repurchase Notice is validly delivered pursuant to Section 6 with respect to any portion of this Note, then such portion of this Note may not be converted, except to the extent (A) such notice is withdrawn in accordance with Section 6; or (B) the Borrower fails to pay the Fundamental Change Repurchase Price in accordance with this Note. Provisions of this Section 4 applying to the conversion of this Note in whole will equally apply to conversions in part.

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(ii) Conversion Consideration. Subject to Section 4(b)(vii), the type and amount of consideration due in respect of each $1 principal amount of the Principal Amount to be converted will be (together with any Interest Make-Whole Payments that may be due pursuant to Section 4(a)(iii), the “Conversion Consideration”) (x) a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion and (y) an amount in cash equal to the accrued and unpaid Cash Interest and PIK Interest to, but excluding, the Conversion Date.

(iii) Interest Make-Whole.2 In connection with any conversion pursuant to this Section 4, the Borrower shall make an interest make-whole payment (an “Interest Make-Whole Payment”) to the Holder equal to the remaining scheduled payments of interest that would have been made on the portion of this Note to be converted had such portion of this Note remained outstanding from the Conversion Date through the Maturity Date as of the Conversion Date. The Borrower will satisfy its obligation to pay any Interest Make-Whole Payment, at its election, in cash or, subject to satisfaction of the Equity Payment Conditions and the limitations set forth in Section 5, in shares of Common Stock (together with cash in lieu of any fractional share as set forth in Section 4(b)(vii)). The Borrower initially elects to settle any Interest Make-Whole Payment in shares of Common Stock (together with cash in lieu of any fractional share as set forth in Section 4(b)(vii)); provided that the Borrower shall be deemed to have elected to settle any Interest Make-Whole Payment in cash to the extent specified in Section 5. In order to change its election to pay any Interest Make-Whole Payment in cash or in Common Shares (together with cash in lieu of any fractional share as set forth in Section 4(b)(vii)), the Borrower must send a notice of such election to the Holder, and such change in election shall become effective for conversions with a Conversion Date more than ten (10) Trading Days following the receipt of such notice by the Holder. If the Borrower makes an Interest Make-Whole Payment in shares of Common Stock, then the number of shares of Common Stock (together with cash in lieu of any fractional share as set forth in Section 4(b)(vii)) that the Holder will receive will be equal to (x) the dollar amount of the Interest Make-Whole Payment owed to the Holder divided by (y) the Amortization/Interest Conversion Price with respect to such Conversion Date.

(b) Conversion Procedures; Mechanics of Conversion.

(i) Generally. To convert all or a portion of the Note, the Holder will deliver to the Borrower a Notice of Conversion, substantially in the form attached as Annex A (each, a “Notice of Conversion”), specifying the portion of the Principal Amount of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire Principal Amount of this Note has been so converted. Conversions hereunder shall have the effect of lowering the outstanding Principal Amount of this Note in an amount equal to the applicable conversion. The Holder and the Borrower shall maintain a Conversion/PIK Schedule, containing at a minimum the information shown on Schedule 1 hereto, and showing historically, among other things, the principal amounts converted and the date of such conversions. On the date of receipt of a Notice of Conversion, the Borrower shall transmit by facsimile or electronic mail an acknowledgment of confirmation and representation as to whether to Borrower’s knowledge such shares of Common Stock may then be resold pursuant to Rule 144 or an effective and available registration statement, in the form attached as Annex B, of receipt of such Notice of Conversion to the Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Notice of Conversion in accordance with the terms of this Note.

[2]	Pursuant to the Second Amendment and the Third Amendment, notwithstanding anything in Section 4(a)(ii) or Section 4(a)(iii) of the Purchased Third Option Notes to the contrary, no Holder will be entitled to receive any Interest Make-Whole Payments in connection with a conversion of all or any portion of the Purchased Third Option Notes pursuant to Section 4 of the Purchased Third Option Notes.

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(ii) Delivery of Certificates Upon Conversion. Not later than two (2) Trading Days after a Conversion Date (the “Share Delivery Date”), the Borrower will deliver, or cause to be delivered, to the Holder the Conversion Consideration payable pursuant to any conversion pursuant to this Section 4 which, on or promptly after the date on which such Conversion Shares are eligible to be sold by persons who are not affiliates (as defined in Rule 144) (and have not been affiliates at any time during the prior three months) under Rule 144 of the Securities Act without the need for current public information and the Borrower has received an opinion of counsel to such effect (which opinion the Borrower shall be responsible for obtaining at its sole cost and expense; provided that the Holder may be required to execute and deliver a customary representation letter to the Borrower and the Transfer Agent), shall be free of restrictive legends and trading restrictions, representing the number of Conversion Shares being acquired upon the conversion of this Note by the Holder. All Conversion Shares required to be delivered by the Borrower under this Section 4 shall be delivered in book-entry form through the facilities of the Depositary; provided that, if the Conversion Date is prior to the date on which such Conversion Shares are eligible to be sold under Rule 144 by persons who are not affiliates (as defined in Rule 144) (and have not been affiliates at any time during the prior three months) without the need for current public information, the Conversion Shares shall be delivered in book-entry form with the Transfer Agent and shall bear a restrictive legend in the following form, as appropriate:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES FOR THE BENEFIT OF REED’S, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THESE SECURITIES OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT: (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF; (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT; OR (D) PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (C) OR (D) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, OPINIONS OF COUNSEL OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.”

Notwithstanding the foregoing, commencing on such date that the Conversion Shares are eligible for sale by persons who are not affiliates (as defined in Rule 144) (and have not been affiliates at any time during the prior three months) under Rule 144, subject to current public information requirements, but without any requirements as to volume, manner of sale or notice under the Securities Act, the Borrower, upon request and at the sole cost and expense of the Borrower, shall obtain a legal opinion to allow for such sales under Rule 144, but only if the holder is not an affiliate (and has not been an affiliate at any time during the prior three months) of the Borrower and current public information as contemplated by Rule 144 is available (or not required for sales under Rule 144); provided that the Holder may be required to execute and deliver a customary representation letter to the Borrower and the Transfer Agent.

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(iii) Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Borrower fails for any reason to deliver to the Holder the Conversion Shares by the Share Delivery Date pursuant to Section 4(b)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Borrower shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Borrower had timely complied with its delivery requirements under Section 4(b)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Borrower shall be required to pay the Holder $1,000. The Holder shall provide the Borrower written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Borrower, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including a decree of specific performance and/or injunctive relief with respect to the Borrower’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

(iv) Effect of Conversion; Holder of Record of Conversion Shares. Subject to Section 4(b)(v), and assuming there is no Default in the delivery of any portion of the Conversion Consideration due pursuant to this Section 4, upon conversion of any portion of this Note, as of the Close of Business on the Conversion Date for such conversion, (A) the converted portion of this Note will be deemed to cease to be outstanding and (B) the Person in whose name any Conversion Share is issuable in connection with such conversion will be deemed to be the holder of record of such Conversion Share.

(v) Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date as contemplated by Section 4(b)(ii), the Holder shall be entitled to elect by written notice to the Borrower at any time on or before its receipt of such Conversion Shares, to rescind such conversion, in which event the Borrower shall promptly return to the Holder any original Note delivered to the Borrower and the Holder shall promptly return to the Borrower any portion of the Conversion Shares issued to such Holder pursuant to the rescinded Notice of Conversion.

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(vi) Obligation Absolute; Partial Liquidated Damages. The Borrower’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Borrower or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Borrower of any such action the Borrower may have against the Holder. In the event the Holder shall convert all or a portion of the Principal Amount, the Borrower may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to the Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought. If the injunction is not granted, the Borrower shall promptly comply with all conversion obligations herein. If the injunction is obtained, the Borrower must post a surety bond for the benefit of the applicable Holder(s) in the amount of one hundred fifty percent (150%) of the outstanding Principal Amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of seeking such injunction, the Borrower shall issue Conversion Shares upon a properly noticed conversion. Nothing herein shall limit the Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 12(a) for Borrower’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to them hereunder, at law or in equity including a decree of specific performance or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any provision of this Note or under applicable law.

(vii) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to receive upon such conversion, the Borrower shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the applicable Conversion Price or round up to the next whole share.

(viii) Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Borrower shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder so converted and the Borrower shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Borrower the amount of such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

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(c) Adjustments to the Conversion Rate.

(i) Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows:

(A) Stock Dividends, Splits and Combinations. If the Borrower issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Borrower effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 4(g) will apply), then the Conversion Rate will be adjusted based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 4(c)(i)(A) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

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(B) Rights, Options and Warrants. If the Borrower distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Sections 4(c)(i)(C) and 4(c)(vi) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS	=	the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

To the extent such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants.

For purposes of this Section 4(c)(i)(B) and Section 4(f), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Borrower receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors.

(C) Distributions Other than Spin-Offs. If the Borrower distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Borrower, or rights, options or warrants to acquire Capital Stock of the Borrower or other securities, to all or substantially all holders of the Common Stock, excluding:

(1) dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required pursuant to Section 4(c)(i)(A) or Section 4(c)(i)(B);

(2) dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required pursuant to Section 4(c)(i)(E);

(3) rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 4(c)(vi);

(4) Spin-Offs for which an adjustment to the Conversion Rate is required pursuant to Section 4(c)(i)(D);

(5) a distribution solely pursuant to a tender offer or exchange offer for shares of Common Stock, as to which Section 4(c)(i)(F) will apply; and

(6) a distribution solely pursuant to a Common Stock Change Event, as to which Section 4(g) will apply;

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then the Conversion Rate will be increased based on the following formula:

where:

CR0 =	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP =	the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and

FMV =	the fair market value (as determined by the Board of Directors), as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;

provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, the Holder will receive, for each $1 Principal Amount held by the Holder on the record date for such distribution, at the same time and on the same terms as holders of Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that the Holder would have received if the Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such distribution is not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(D) Spin-Offs. If the Borrower distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate, a Subsidiary or other business unit of the Borrower to all or substantially all holders of the Common Stock (other than solely pursuant to (x) a Common Stock Change Event, as to which Section 4(g) will apply; or (y) a tender offer or exchange offer for shares of Common Stock, as to which Section 4(c)(i)(F) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:

where:

CR0 =	the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Spin-Off Valuation Period for such Spin-Off;

CR1 =	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Spin-Off Valuation Period;

FMV =	the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Spin-Off (such average to be determined as if references to Common Stock in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off; and

SP =	the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period.

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Notwithstanding anything to the contrary in this Section 4(c)(i)(D), if a Conversion Date occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Conversion Consideration for such conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Conversion Date.

To the extent any dividend or distribution of the type set forth in this Section 4(c)(i)(D) is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(E) Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then the Conversion Rate will be increased based on the following formula:

where:

CR0 =	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP =	the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before such Ex-Dividend Date; and

D =	the cash amount distributed per share of Common Stock in such dividend or distribution;

provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, the Holder will receive, for each $1 Principal Amount held by the Holder on the record date for such dividend or distribution, at the same time and on the same terms as holders of Common Stock, the amount of cash that the Holder would have received if the Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

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(F) Tender Offers or Exchange Offers. If the Borrower or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Board of Directors) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

where:

CR0 =	the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer;

CR1 =	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period;

AC =	the aggregate value (determined as of the time (the “Expiration Time”) such tender or exchange offer expires by the Board of Directors) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer;

OS0 =	the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1 =	the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP =	the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 4(c)(i)(F), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary in this Section 4(c)(i)(F), if the Conversion Date for a Note occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Consideration for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Conversion Date.

To the extent such tender or exchange offer is announced but not consummated (including as a result of the Borrower being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

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(ii) No Adjustments in Certain Cases. Notwithstanding anything to the contrary in Section 4(c)(i), the Borrower will not be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 4(c)(i) (other than a stock split or combination of the type set forth in Section 4(c)(i)(A) or a tender or exchange offer of the type set forth in Section 4(c)(i)(F)) if the Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of holding this Note, in such transaction or event without having to convert this Note and as if the Holder held a number of shares of Common Stock equal to the product of (A) the Conversion Rate in effect on the related record date and (B) the aggregate Principal Amount on such date.

(iii) Certain Events. The Borrower will not be required to adjust the Conversion Rate except as provided in Section 4(c) or Section 4(e). Without limiting the foregoing, the Borrower will not be obligated to adjust the Conversion Rate on account of:

(A) except as otherwise provided in Section 4(c), the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;

(B) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Borrower’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(C) the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Borrower or any of its Subsidiaries;

(D) the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Borrower outstanding as of the Initial Closing Date;

(E) solely a change in the par value of the Common Stock; or

(F) accrued and unpaid interest, if any, on the Notes.

(iv) Adjustments Not Yet Effective. Notwithstanding anything to the contrary contained herein, if:

(A) the record date, effective date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to Section 4(c)(i) has occurred on or before the Conversion Date for such conversion, but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date, as applicable;

(B) the Conversion Consideration due upon such conversion includes any whole shares of Common Stock; and

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(C) such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, the Borrower will, without duplication, give effect to such adjustment on such Conversion Date. In such case, if the date on which the Borrower is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Borrower will delay the settlement of such conversion until the second (2nd) Business Day after such first date.

(v) Conversion Rate Adjustments where the Holder Participates in the Relevant Transaction or Event. Notwithstanding anything to the contrary contained herein, if:

(A) a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 4(c)(i);

(B) the Conversion Date for such conversion occurs on or after such Ex-Dividend Date and on or before the related record date;

(C) the Conversion Consideration due upon such conversion includes any whole shares of Common Stock, in each case based on a Conversion Rate that is adjusted for such dividend or distribution; and

(D) such shares would be entitled to participate in such dividend or distribution;

then such Conversion Rate adjustment will not be given effect for such conversion and the shares of Common Stock issuable upon such conversion based on such unadjusted Conversion Rate will not be entitled to participate in such dividend or distribution, but there will be added, to the Conversion Consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares of Common Stock had such shares been entitled to participate in such dividend or distribution.

(vi) Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of this Note and, at the time of such conversion, the Borrower has in effect any stockholder rights plan, then the Holder will be entitled to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise payable upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to Section 4(c)(i)(C) on account of such separation as if, at the time of such separation, the Borrower had made a distribution of the type referred to in Section 4(c)(i)(C) to all holders of the Common Stock, subject to potential readjustment in accordance with the last paragraph of Section 4(c)(i)(C).

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(vii) Limitation on Effecting Transactions Resulting in Certain Adjustments. The Borrower will not engage in or be a party to any transaction or event that would require the Conversion Rate to be adjusted pursuant to Section 4(c)(i) or Section 4(e) to an amount that would result in the Conversion Price per share of Common Stock being less than the par value per share of Common Stock.

(viii) Equitable Adjustments to Prices. Whenever any provision of this Note requires the Borrower to calculate the average of the Last Reported Sale Prices, Daily VWAPs, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Rate), the Borrower will make proportionate adjustments, if any, to such calculations to account for any adjustment to the Conversion Rate pursuant to Section 4(c)(i)(A) that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Ex-Dividend Date or effective date, as applicable, of such event occurs, at any time during such period.

(ix) Calculation of Number of Outstanding Shares of Common Stock. For purposes of Section 4(c)(i), the number of shares of Common Stock outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock and (ii) exclude shares of Common Stock held in the Borrower’s treasury (unless the Borrower pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

(x) Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made by the Borrower to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward). The Borrower shall be responsible for making all calculations called for under or in connection with the Notes. These calculations include, but are not limited to, determinations of the Stock Price, the Last Reported Sale Prices of the Common Stock, accrued interest payable on the Notes and the Conversion Rate of the Notes. The Borrower shall make all these calculations in good faith and, absent manifest error, such calculations shall be final and binding on the Holders of Notes. Upon written request, the Borrower shall provide a schedule of its calculations to the Holder Representative, and the Holder Representative is entitled to rely conclusively upon the accuracy of the Borrower’s calculations without independent verification. The Holder Representative will forward the Borrower’s calculations to any Holder upon the request of that Holder at the sole cost and expense of the Borrower.

The Holder Representative shall not have any responsibility for making any calculations, for determining amounts to be paid or for monitoring stock price or be charged with any knowledge of or have any duties to monitor any measurement period.

(xi) Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 4(c)(i), the Borrower will promptly send written notice to the Holder containing (A) a brief description of the transaction or other event on account of which such adjustment was made; (B) the Conversion Rate in effect immediately after such adjustment; and (C) the effective time of such adjustment.

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(d) Voluntary Adjustments. To the extent permitted by law and applicable stock exchange rules, the Borrower, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (A) the Board of Directors determines that such increase is either (x) in the best interest of the Borrower; or (y) advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (B) such increase is in effect for a period of at least twenty (20) Business Days; and (C) such increase is irrevocable during such period. If the Board of Directors determines to increase the Conversion Rate pursuant to this Section 4(d), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in this Section 4(d), the Borrower will send notice to each Holder and the Holder Representative of such increase, the amount thereof and the period during which such increase will be in effect.

(e) Adjustments to the Conversion Rate in Connection with a Make-Whole Fundamental Change.

(i) Generally. If a Make-Whole Fundamental Change occurs and the Conversion Date for the conversion of part or all of this Note occurs during the related Make-Whole Fundamental Change Conversion Period, then, subject to this Section 4(e), the Conversion Rate applicable to such conversion will be increased by a number of shares (the “Additional Shares”) set forth in the table below corresponding (after interpolation as provided in, and subject to, the provisions below) to the Make-Whole Fundamental Change Effective Date and the Stock Price of such Make-Whole Fundamental Change:

Make-Whole Fundamental Change	Stock Price
Effective Date	$4.9997	$10.9443	$12.0387	$14.9991	$19.9987	$24.9984	$49.9969	$74.9953	$99.9937
May 9, 2022	0.0340	0.0135	0.0121	0.0094	0.0068	0.0054	0.0026	0.0017	0.0013
May 9, 2023	0.0361	0.0124	0.0110	0.0083	0.0058	0.0045	0.0021	0.0014	0.0010
May 9, 2024	0.0385	0.0088	0.0075	0.0053	0.0036	0.0027	0.0013	0.0009	0.0007
May 9, 2025	0.0340	—	—	—	—	—	—	—	—

If such Make-Whole Fundamental Change Effective Date or Stock Price is not set forth in the table above, then:

(A) if such Stock Price is between two Stock Prices in the table above or the Make-Whole Fundamental Change Effective Date is between two dates in the table above, then the number of Additional Shares will be determined by straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower Stock Prices in the table above or the earlier and later dates in the table above, based on a 365- or 366-day year, as applicable; and

(B) if the Stock Price is greater than $99.9937 (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above are adjusted pursuant to Section 4(e)(ii), or less than $4.9997 (subject to adjustment in the same manner), per share, then no Additional Shares will be added to the Conversion Rate.

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Notwithstanding anything to the contrary in this Note, in no event will the Conversion Rate be increased to an amount that exceeds 0.1216 shares of Common Stock per $1 Principal Amount, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the Conversion Rate is required to be adjusted pursuant to Section 4(c).

Notwithstanding anything to the contrary in this Note, if an Interest Make-Whole Payment is due in respect of a conversion of part or all of this Note entitled to Additional Shares pursuant to this Section 4(e), the Holder of such Note shall be entitled to receive the greater of the Interest Make-Whole Payment or such Additional Shares, but not both; provided that the arithmetic average of the Daily VWAP for the five (5) VWAP Trading Days ending on the VWAP Trading Day immediately preceding the Conversion Date shall be used to determine the value of such Additional Shares for this purpose.

(ii) Adjustment of Stock Prices and Number of Additional Shares. The Stock Prices in the first row (i.e., the column headers) of the table set forth in Section 4(e)(i) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Price is adjusted as a result of the operation of Section 4(c). The numbers of Additional Shares in the table set forth in Section 4(e)(i) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Rate is adjusted pursuant to Section 4(c).

(iii) Notice of the Occurrence of a Make-Whole Fundamental Change. The Borrower will notify the Holder and the Holder Representative in writing of each Make-Whole Fundamental Change in accordance with Section 4(f).

(f) Notice of the Occurrence of Certain Corporate Events. If the Borrower elects to (I) distribute, to all or substantially all holders of Common Stock, any rights, options or warrants (other than rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from the Common Stock and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be distributed under this clause (I) upon their separation from the Common Stock or upon the occurrence of such triggering event) entitling them, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced (determined in the manner set forth in the third paragraph of Section 4(c)(i)(B)); or (II) distribute, to all or substantially all holders of Common Stock, assets or securities of the Borrower or rights to purchase the Borrower’s securities, which distribution per share of Common Stock has a value, as reasonably determined by the Board of Directors, exceeding ten percent (10%) of the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before the date such distribution is announced, then, in either case, (x) the Borrower will send notice of such distribution to the Holders and the Holder Representative at least twenty five (25) Scheduled Trading Days before the Ex-Dividend Date for such distribution (or, if later in the case of any such separation of rights issued pursuant to a stockholder rights plan or the occurrence of any such triggering event under a stockholder rights plan, as soon as reasonably practicable after the Borrower becomes aware that such separation or triggering event has occurred or will occur). If a Fundamental Change, Make-Whole Fundamental Change (other than a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof) or Common Stock Change Event occurs (other than a merger or other business combination transaction that is effected solely to change the Borrower’s jurisdiction of incorporation and that does not constitute a Fundamental Change or a Make-Whole Fundamental Change), then, in each case, then, no later than the effective date thereof, the Borrower will send notice to the Holder of such transaction or event and such effective date.

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(g) Effect of Common Stock Change Event.

(i) Generally. If there occurs any:

(A) recapitalization, reclassification or change of the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value and (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities);

(B) consolidation, merger, combination or binding or statutory share exchange involving the Borrower;

(C) sale, lease or other transfer of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any Person; or

(D) other similar event,

and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Note,

(1) from and after the effective time of such Common Stock Change Event, (I) the Conversion Consideration due upon conversion will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 4 (or in any related definitions) were instead a reference to the same number of Reference Property Units and (II) for purposes of the definitions of “Fundamental Change” and “Make-Whole Fundamental Change,” references to “Common Stock” and the Borrower’s “Common Equity” will be deemed to refer to the Common Equity, if any, forming part of such Reference Property;

(2) if such Reference Property Unit consists entirely of cash, then (I) each conversion of any Note with a Conversion Date that occurs on or after the effective date of such Common Stock Change Event will be settled entirely in cash in an amount, per $1 principal amount of this Note being converted, equal to the product of (x) the Conversion Rate in effect on such Conversion Date (as may be increased by any Additional Shares pursuant to Section 4(e)) and (y) the amount of cash constituting such Reference Property Unit, together with an Interest Make-Whole Payment, if applicable, which shall be payable solely in cash (regardless of whether the Borrower elected to settle Interest Make-Whole Payments in shares of Common Stock in accordance with Section 4(c)(i)(B) and (II) the Borrower will settle each such conversion no later than the second (2nd) Business Day after the relevant Conversion Date; and

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(3) for these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of Common Equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of Common Equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Borrower (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Borrower will notify the Holder of such weighted average as soon as practicable after such determination is made.

At or before the effective time of such Common Stock Change Event, the Borrower and the resulting, surviving or transferee Person (if not the Borrower) of such Common Stock Change Event (the “Successor Person”) will execute and deliver to the Holder one or more documents (x) providing for subsequent conversions of this Note in the manner set forth in this Section 4(g); (y) providing for subsequent adjustments to the Conversion Rate pursuant to Section 4(c)(i) in a manner consistent with this Section 4(g); and (z) containing such other provisions that are appropriate to preserve the economic interests of the Holder and to give effect to the provisions of this Section 4(g). If the Reference Property includes shares of stock or other securities or assets (other than cash) of a Person other than the Successor Person, then such other Person will also execute such documentation, which will contain such additional provisions, if any, that the Borrower reasonably determines are appropriate to preserve the economic interests of the Holder.

(ii) Notice of Common Stock Change Events. The Borrower will provide notice of each Common Stock Change Event in the manner provided in Section 4(f).

(iii) Compliance Covenant. The Borrower will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 4(g).

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5. Limitations on Conversions and Other Share Issuances.

(a) Share Conversion Cap. Notwithstanding anything to the contrary in this Note, prior to the Authorized Share Amendment Date, the aggregate number of shares of Common Stock issuable upon under the Notes will be subject to, and shall not exceed, the Share Conversion Cap, including shares of Common Stock issuable upon (x) conversion of all of the Notes in the aggregate, (y) satisfaction of all Interest Make-Whole Payments or any analogous interest make-whole payments on any of the Notes in shares of Common Stock and (z) satisfaction of any portion of any Amortization Payments in shares of Common Stock or any analogous amortization payments on any of the Notes, to the extent permissible, in shares of Common Stock. To the extent that the Borrower is unable to issue any shares of Common Stock otherwise issuable pursuant to the terms of this Note as a result of the application of this Section 5(a):

(i) in the case such shares of Common Stock that are unable to be issued would be used to satisfy a conversion of this Note in whole or in part, the Borrower shall be required to, at the election of the Holder, either (A) pay an amount in cash for any shares not so delivered in an amount based on the Conversion Price in the case of a conversion of part or all of this Note or (B) allow the Holder to revoke, in whole or in part, its related Notice of Conversion, in which event the portion of this Note to be converted shall not be extinguished and any entries to the contrary in the Conversion/PIK Schedule shall be reversed; and

(ii) in the case such shares of Common Stock that are unable to be issued would be used to satisfy any portion of an Interest Make-Whole Payment or Amortization Payment, the Borrower shall be deemed for all purposes under this Note to have elected to make the applicable Interest Make-Whole Payment or Amortization Payment solely in cash.

Prior to the Authorized Share Amendment Date, whenever the Share Conversion Cap is adjusted as herein provided, the Borrower shall prepare a notice of such adjustment of the Share Conversion Cap setting forth the adjusted Share Conversion Cap and the date on which each adjustment becomes effective and shall send such notice of such adjustment to the Holder. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(b) Beneficial Ownership Limitations.

(i) Notwithstanding anything to the contrary in this Note, the Holder will not be entitled to receive shares of Common Stock upon conversion of Notes (including as part of any Interest Make-Whole Payment) or as any portion of any Amortization Payment, and no conversion of Notes or payment of any portion of any Amortization Payment in shares of Common Stock shall take place, to the extent (but only to the extent) that such receipt (or conversion or payment) would cause the Holder and its Attribution Parties to beneficially own shares of Common Stock in excess of the Beneficial Ownership Limitations. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Note (including as part of any Interest Make-Whole Payment) or as any portion of any Amortization Payment in shares of Common Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (1) conversion of the remaining, unconverted portion of this Note beneficially owned by the Holder or any of its Attribution Parties and (ii) exercise, conversion or exchange of the unexercised, unconverted or unexchanged portion of any other securities of the Borrower subject to a limitation on exercise, conversion or exchange analogous to the limitation contained herein beneficially owned by the Holder or any of its Attribution Parties. Except as set forth in the preceding sentence, for purposes of this provision, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, and a determination as to any “group” status shall be determined in accordance with Section 13(d) of the Exchange Act. Any purported delivery of shares of Common Stock upon conversion of this Note (including as part of any Interest Make-Whole Payment) or as payment of any portion of any Amortization Payment in shares of Common Stock shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the Holder exceeding the Beneficial Ownership Limitation in violation of this Section 5(b).

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(ii) To the extent that the limitation contained in this Section 5(b) applies, the determination of whether and the extent that this Note is convertible (in relation to other securities beneficially owned by the Holder) or that any portion of an Amortization Payment can be made in shares of Common Stock shall be in the sole discretion of the Holder, and, unless otherwise indicated in writing, the submission of a Notice of Conversion or written confirmation regarding the applicability of this Section 5(b) upon request by the Borrower shall be deemed to be the Holder’s determination of whether and the extent that this Note may be converted (in relation to other securities beneficially owned by the Holder) or any portion of an Amortization Payment can be made in shares of Common Stock, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, unless otherwise indicated in writing connection with a Notice of Conversion, the Holder shall be deemed to represent to the Borrower each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this Section 5(b).

(iii) For purposes of this Section 5(b), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (1) the Borrower’s most recent periodic or annual report filed with the SEC, as the case may be, (2) a more recent public announcement by the Borrower, or (3) a more recent written notice by the Borrower or the Transfer Agent to the Holder setting forth the number of shares of Common Stock outstanding. Upon request, the Borrower shall within two Trading Days confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the exercise, conversion or exchange of securities of the Borrower, including this Note, by the Holder since the date as of which such number of outstanding shares of Common Stock was reported.

(iv) The “Beneficial Ownership Limitation” shall be 9.9% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note. The Holder, upon written notice to the Borrower, may elect a beneficial ownership limit that is less than or equal to 9.9%. Any such election will be effective as of the date specified in such notice, which shall not be earlier than (i) the date such notice is delivered to the Borrower in the event such notice decreases the Beneficial Ownership Limitation, and (ii) 61 days after the date such notice is delivered to the Borrower in all other cases.

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(v) To the extent that the limitation contained in this Section 5(b) applies:

(A) in the case such shares of Common Stock that are unable to be issued would be used to satisfy a conversion of this Note in whole or in part, the Holder may either (1) revoke, in whole or in part, its related Notice of Conversion, in which event the portion of this Note to be converted shall not be extinguished and any entries to the contrary in the Conversion/PIK Schedule shall be reversed or (2) when possible, certify to the Borrower that the Person (or Persons) receiving shares of Common Stock upon conversion is not, and would not, as a result of such conversion, become the beneficial owner of shares of Common Stock outstanding at such time in excess of the applicable Beneficial Ownership Limitation, after which the Borrower shall cause to be delivered any such shares of Common Stock withheld on account of such applicable Beneficial Ownership Limitation no later than two Trading Days after receipt of such certification; provided, however, until such time as the affected Holder gives such certification, no Person shall be deemed to be the shareholder of record with respect to the shares of Common Stock otherwise deliverable upon conversion in excess of any applicable Beneficial Ownership Limitation; and

(B) in the case such shares of Common Stock that are unable to be issued would be used to satisfy any portion of an Interest Make-Whole Payment or Amortization Payment, the Borrower shall be deemed for all purposes under this Note to have elected to make the applicable Interest Make-Whole Payment or Amortization Payment solely in cash.

6. Repurchase at the Option of the Holder Upon a Fundamental Change.

(a) If a Fundamental Change occurs at any time, the Holder shall have the right, at its option, to require the Borrower to repurchase for cash all or any portion of the Notes, on the date (the “Fundamental Change Repurchase Date”) specified by the Borrower that is not less than twenty (20) Business Day or more than thirty-five (35) Business Day following the date of the Fundamental Change Borrower Notice at a repurchase price equal to 110% of the Principal Amount, plus any accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”).

(b) Repurchases under this Section 6 shall be made, at the option of the Holder, upon:

(i) delivery to the Borrower of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Annex C hereto on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

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(ii) if the entire remaining Principal Amount of this Note is being repurchased, delivery of this Note to the Borrower at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

Notwithstanding anything herein to the contrary, the Holder shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Borrower in accordance with Section 6(c).

(c) On or before the twentieth (20th) Business Day after the occurrence of the effective date of a Fundamental Change, the Borrower shall provide to the Holder a notice (the “Fundamental Change Borrower Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holder arising as a result thereof specifying the following: (i) the events causing the Fundamental Change; (ii) the date of the Fundamental Change; (iii) the last date on which the Holder may exercise the repurchase right pursuant to this Section 6; (iv) the Fundamental Change Repurchase Price; (v) the Fundamental Change Repurchase Date; and (vi) if applicable, the Conversion Rate and any adjustments to the Conversion Rate. No failure of the Borrower to give the foregoing notice and no defect therein shall limit the Holder’s repurchase rights or affect the validity of the proceedings for the repurchase of this Note pursuant to this Section 6.

(d) Notwithstanding the foregoing, no Notes may be repurchased by the Borrower on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Borrower in the payment of the Fundamental Change Repurchase Price with respect to such Notes).

(e) To the extent that, as a result of a change in law occurring after the first date on which this Note is issued, the provisions of any applicable securities laws or regulations conflict with the provisions of this Note relating to the Borrower’s obligations to purchase the Notes upon a Fundamental Change, the Borrower shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Note by virtue of such conflict.

(f) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Borrower at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying the Principal Amount with respect to which such notice of withdrawal is being submitted, and the Principal Amount, if any, that remains subject to the original Fundamental Change Repurchase Notice.

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(g) The Borrower will set aside, segregate and hold in trust on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money, in immediately available funds, sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of Notes, payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the Fundamental Change Repurchase Date by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register.

(h) In connection with any repurchase offer, the Borrower will, if required: (i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable; (ii) file a Schedule TO or any other required schedule under the Exchange Act; and (iii) otherwise comply with all federal and state securities laws in connection with any offer by the Borrower to repurchase the Notes; in each case, so as to permit the rights and obligations under this Section 6 to be exercised in the time and in the manner specified in this Section 6.

7. Covenants.

(a) Registration Rights; Additional Interest. The Borrower agrees that the Holder is entitled to the benefits of the Registration Rights Agreement. By its acceptance hereof, the Holder will have agreed to be bound by the terms of the Registration Rights Agreement relating to the Registrable Securities (as defined in the Registration Rights Agreement). If a Registration Default occurs under the Registration Rights Agreement, the Borrower shall pay Additional Interest on this Note in accordance with the Registration Rights Agreement. Any Additional Interest that accrues on this Note will be payable on the same dates and in the same manner as the Cash Interest on this Note; provided, however, that in no event will Additional Interest that may accrue pursuant to this Section 7(a) accrue on any day on this Note at a rate per annum that exceeds one half of one percent (0.50%). Any Additional Interest that accrues on this Note will be in addition to the Cash Interest and the PIK Interest that accrues on this Note.

(b) Good Standing. Each Note Party shall, and shall cause each of its Subsidiaries to, maintain its organizational existence and good standing in its jurisdiction of organization and maintain qualification in each other material jurisdiction. Each Note Party shall, and shall cause each of its Subsidiaries to, maintain in force all material licenses, approvals and agreements.

(c) Government Compliance. Each Note Party shall, and shall cause each of its Subsidiaries to, comply in all material respects with all applicable federal and state statutes, laws, ordinances and government rules and regulations to which it or its operations is subject.

(d) Financial Statements, Reports, Certificates. Subject to Section 7(jj), the Borrower shall deliver the following to the Holder, and the Holder shall be entitled to rely on the information contained therein: (i) as soon as available, but in any event within thirty (30) days after the end of each calendar month after the Original Issue Date, consolidated financial statements of the Borrower and its Subsidiaries, including a cash flow statement, income statement and balance sheet for the period reported, and certified by a Responsible Officer; (ii) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, audited consolidated financial statements of the Borrower and its Subsidiaries in accordance with GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to the Majority Holders; (iii) as soon as available, but in any event within forty-five (45) days after the end of each fiscal year of the Borrower, an annual operating budget and financial projections (including income statements, balance sheets and cash flow statements) for the subsequent fiscal year, presented in a quarterly format, as approved by the Board of Directors and the Majority Holders (with the Majority Holders’ approval not to be unreasonably withheld); (iv) upon the Holder’s request, within thirty (30) days after the end of any month that ends on the last day of a fiscal quarter, together with the delivery of the financial statements required pursuant to clause (i) above for such month, a management’s discussion and analysis of the important operational and financial developments during such fiscal quarter with a comparison to such period during the prior year; (v) copies of all statements, reports and notices sent or made available generally by the Borrower to its security holders and debt holders, when made available to such holders; (vi) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against the Borrower or any Subsidiary that could result in damages to the Borrower or any Subsidiary exceeding $100,000, fines, penalties or other sanctions by any Governmental Authority, or claims for injunctive or equitable relief; (vii) promptly upon receipt thereof (but in any event no more than three (3) Business Days thereafter), (A) copies of any amendments, waivers, consents or other modifications to the ABL Debt Documents and (B) notices of default required to be delivered pursuant to the ABL Debt Documents and (viii) other financial information as the Holder may reasonably request from time to time promptly after such request.

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(e) Certificates of Compliance. Each time financial statements are required to be furnished pursuant to Section 7(d) above, there shall be delivered to the Holder a certificate signed by a Responsible Officer (each a “Compliance Certificate”) certifying that as of the end of the reporting period for such financial statements, the Note Parties were in full compliance with all of the terms and conditions of the Note Documents, and setting forth such other information as the Holder shall reasonably request.

(f) Notice of Defaults. As soon as possible, and in any event within three (3) Business Days after the discovery of a Default or an Event of Default, the Borrower shall notify the Holder Representative, Collateral Agent and the Holder in writing of the facts relating to or giving rise to such Default or Event of Default and the action which the Note Parties propose to take with respect thereto.

(g) Taxes. Each Note Party shall, and shall cause each of its Subsidiaries to, make due and timely payment or deposit of all federal and material state and local Taxes, assessments or contributions required of it by Law or imposed on its income or upon any properties belonging to it, and will, upon request, furnish the Holder with proof satisfactory to the Majority Holders indicating that each Note Party and each Subsidiary thereof has made such payments or deposits; provided that the Note Parties and their Subsidiaries need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is fully reserved against by the Note Parties and their Subsidiaries.

(h) Maintenance. Each Note Party, at its expense, shall maintain the Collateral in good condition, normal wear and tear and casualty and condemnation excepted, and will comply in all material respects with all Laws to which the use and operation of the Collateral may be or become subject. Such obligation shall extend to repair and replacement of any partial loss or damage to the Collateral, regardless of the cause, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(i) Insurance.

(i) Each Note Party shall, and shall cause each of its Subsidiaries to, maintain, at its sole cost and expense, with financially sound and reputable insurance companies not affiliates of the Note Parties or their Subsidiaries, insurance with respect to the Collateral and its and its Subsidiaries’ properties and businesses against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons. All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to the Majority Holders.

(ii) From and after the date that is thirty (30) days after the Initial Closing Date, all such policies of property insurance shall contain a lender’s loss payable endorsement, in a form satisfactory to the Majority Holders, showing the Collateral Agent for its benefit and the benefit of the Holder Representative and the holders of Notes as a loss payee thereof, and all liability insurance policies shall show the Collateral Agent for its benefit and the benefit of the Holder Representative and the holders of Notes as an additional insured and shall specify that the insurer must give at least thirty (30) days’ notice to the Collateral Agent before canceling its policy for any reason (except for nonpayment, which shall be ten (10) days’ prior notice); provided that the Collateral Agent shall have no obligation or duty to obtain or monitor insurance in respect of the Collateral. Each Note Party shall promptly deliver to the Holder its current copy of such policies of insurance, evidence of the payments of all premiums therefor and insurance certificates and related endorsements thereto, it being understood that any time there is a change or renewal of insurance, it is the Note Parties’ obligation to promptly deliver such materials to the Holder.

(iii) The Note Parties shall bear the risk of the Collateral being lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a Governmental Authority for any reason whatsoever at any time.

(j) Intellectual Property Rights.

(i) With respect to registration or pending application of each item of its Intellectual Property for which such Note Party has standing to do so, each Note Party agrees to take, at its expense, all reasonable steps, including in the USPTO, the USCO and any other Governmental Authority located in the United States, to pursue the registration and maintenance of each material Patent, Trademark, or Copyright registration or application now or hereafter included in the Intellectual Property of such Note Party that is not an Excluded Asset.

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(ii) No Note Party shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property or Licenses, excluding Excluded Assets, may lapse, be terminated or become invalid or unenforceable or placed in the public domain (or in the case of a trade secret, become publicly known).

(iii) Each Grantor shall take all reasonable steps to preserve and protect each item of its Intellectual Property and Licenses, including maintaining the quality of any and all products or services used or provided in connection with any of its Trademarks, consistent with the quality of the products and services as of the date hereof, and taking reasonable steps necessary to ensure that all licensed users of any of its Trademarks abide by the applicable License’s terms with respect to standards of quality.

(iv) (iv) Concurrently with the delivery of each Compliance Certificate for the months ending March 31, June 30, September 30 and December 31 of each year pursuant to Section 7(e), the Note Parties shall give the Holder written notice of: (A) any registration or filing of any Trademark, Copyright or Patent by any Note Party or any Subsidiary thereof, including the date of such registration or filing, the registration or filing numbers, the location of such registration or filing, and a general description of such registration or filing; (B) any intent-to-use Trademark application of any Note Party that no longer qualifies as an Excluded Asset; (C) any material change to any Note Party’s or any Subsidiary’s Intellectual Property, but excluding changes to source code, operating manuals and the like made in the ordinary course of business and (E) any Note Party’s knowledge of an event that could reasonably be expected to materially and adversely affect the value of its or any Subsidiary’s Intellectual Property. Within five (5) Business Days (or such longer period as the Majority Holders may agree in their reasonable discretion) following the delivery of such Compliance Certificate, the applicable Note Parties shall execute and deliver to the Collateral Agent Intellectual Property Security Agreements containing a description of such Intellectual Property (other than any Excluded Asset) in appropriate form for filing and recording in the USPTO or USCO, as applicable, and shall promptly file and record with the USPTO or USCO, as applicable, and provide evidence thereof to the Collateral Agent. For the avoidance of doubt, the provisions hereof shall automatically apply to such Intellectual Property (other than any Excluded Asset) and such Intellectual Property (other than any Excluded Asset) shall automatically constitute Article 9 Collateral hereunder.

(v) The Collateral Agent (as directed by the Majority Holders) or the Holder may audit the Note Parties’ Intellectual Property to confirm compliance with this Section, provided such audit may not occur more often than twice per year, unless an Event of Default has occurred and is continuing. The Collateral Agent and the Holder shall have the right, but not the obligation, to take, at the Note Parties’ sole expense, any actions that any Note Party is required under this Section to take but which such Note Party fails to take, after fifteen (15) days’ notice to the Borrower. The Note Parties shall reimburse and indemnify the Collateral Agent and the Holder for all costs, charges and expenses (including reasonable and documented attorneys’ fees and expenses) incurred in the exercise of its rights under the previous sentence.

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(k) Formation or Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained in Section 7(x) or Section 8, within thirty (30) days of the date that any Note Party forms any direct or indirect Subsidiary or acquires (including by division) any direct or indirect Subsidiary, such Note Party shall (i) cause such new Subsidiary to provide to the Collateral Agent a Joinder Agreement, together with such other Note Documents, all in form and substance satisfactory to the Majority Holders and the Collateral Agent, as to its rights, duties and obligations, as applicable, (including being sufficient to grant the Collateral Agent, for its benefit and for the benefit of the Holder Representative and the holders of Notes, a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (ii) provide to the Collateral Agent appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary (to the extent the same constitutes Collateral), in form and substance satisfactory to the Majority Holders and (iii) provide to the Collateral Agent all other documentation in form and substance satisfactory to the Majority Holders that in their opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above, including all documentation and other information which the Collateral Agent may reasonably request with respect to any new Subsidiary that signs and delivers a Joinder Agreement in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT ACT, the USA FREEDOM Act, an IRS Form W-9 or other applicable tax forms.

(l) Defense of Article 9 Collateral. Each Note Party shall, at its own expense, upon the reasonable request of the Majority Holders, take any and all commercially reasonable actions necessary to defend title to all material amounts of the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien other than Permitted Liens.

(m) Further Assurances. At any time and from time to time, the Note Parties shall, at their own expense, execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent or the Majority Holders may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Note and the other Note Documents, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith.

(n) Inventory, Returns. The Note Parties shall keep all Inventory in good and marketable condition, free from all material defects except for Inventory for which adequate reserves have been made. Returns and allowances, if any, as between any Note Party and its Account Debtors shall be on the same basis and in accordance with GAAP, consistently applied, or with the usual customary practices of such Note arty, as they exist at the time of the execution and delivery of this Note. Each Note Party shall promptly notify the Holder of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than $100,000.

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(o) Delivery of Third-Party Agreements.

(i) In the event that any Note Party shall at any time be a party to a lease with respect to any location where $250,000 or more of assets will be located, then such Note Party shall, upon the Holder’s request, within sixty (60) days after the date hereof (or, with respect to any lease entered into after the date hereof, within sixty (60) days after the execution of such lease), use commercially reasonable efforts to obtain and deliver to the Collateral Agent a Landlord Subordination and Access Agreement with respect to such lease, in form and substance reasonably satisfactory to the Majority Holders and the Collateral Agent, as to its rights, duties and obligations.

(ii) Within sixty (60) days following the Holder’s written request, the applicable Note Party shall obtain and deliver to the Collateral Agent a Notice and Access Agreement for any location that contains or any Person that holds greater than $250,000.

(iii) In the event that any Note Party shall at any time own or acquire any fee interest in any real property (wherever located) (each such interest being a “Facility”) with a Current Value (as defined below) in excess of $300,000, the Borrower shall promptly so notify the Collateral Agent, setting forth with reasonable specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or such Note Party’s good-faith estimate of the current value of such real property at the time of such acquisition (for purposes of this Section, the “Current Value”). The Collateral Agent (at the direction of the Majority Holders) shall notify the Borrower or the applicable Note Party whether it intends to require a Mortgage (and any other Real Property Deliverables) with respect to any such Facility with a Current Value in excess of $300,000. Upon receipt of such notice requesting a Mortgage (and any other Real Property Deliverables), the applicable Note Party shall promptly furnish the same to the Collateral Agent within ninety (90) days of such Note Party’s receipt of such notice. The Note Parties shall pay all reasonable fees and out-of-pocket expenses, including reasonable and documented attorneys’ fees and expenses, and all customary and reasonable title insurance charges and premiums, in connection with its obligations under this Section 7(o)(iii).

(p) Inspections and Rights to Consult with Management. The Collateral Agent or a representative of the Majority Holders (through any of their officers, employees or agents) shall have the right, upon reasonable prior notice, from time to time during the Note Parties’ usual business hours but no more once per 365 consecutive day period at the expense of the Note Parties (unless an Event of Default has occurred and is continuing), to inspect the Note Parties’ books and records and to make copies thereof and to check, test and appraise the Collateral in order to verify the Note Parties’ financial condition or the amount, condition of, or any other matter relating to, the Collateral. In addition, each Note Party shall permit any representative that the Holder or the Collateral Agent authorizes, including attorneys and accountants, to meet, at reasonable times and upon reasonable notice, with management and officers of the Note Parties no more than twice per calendar quarter (unless an Event of Default is continuing, in which case no such restriction on the frequency of meetings shall apply).

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(q) Privacy and Data Security. Each Note Party shall, and shall cause each of its Subsidiaries to, at all times, remain in compliance in all material respects with all applicable United States and international privacy and data security laws and regulations, including the European Union General Data Protection Regulation, Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 of the European Parliament and the Council of the European Union and all regulations promulgated thereunder.

(r) Deposit Accounts/Securities Accounts. Except with respect to Deposit Accounts permitted without a Control Agreement pursuant to Section 7(ee), prior to opening or acquiring any Deposit Account or Securities Account after the Initial Closing Date, each Note Party shall first notify the Collateral Agent and shall not deposit any funds or securities into such account until such account is subject to a Control Agreement in favor of the Collateral Agent, whereupon, such Note Party shall update the Disclosure Letter to include such new account.

(s) Chief Executive Office; Location of Collateral. No Note Party shall, nor shall any Note Party permit any of its Subsidiaries to, change its jurisdiction of organization, chief executive office or principal place of business or remove or cause to be removed, except in the ordinary course of its business, the Collateral (or any portion thereof) or the records concerning the Collateral (or any portion thereof) from the premises listed in Section 4 of the Disclosure Letter without twenty (20) days’ prior written notice to the Collateral Agent; provided that any such removal of any portion of the Collateral may not be to a location outside of the United States without the Majority Holder’s prior written consent.

(t) Disposal of Assets. No Note Party shall, nor shall any Note Party permit any of its Subsidiaries to, convey, sell, lease, license, transfer or otherwise dispose of (collectively, a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Inventory in the ordinary course of business (including with respect to consignment arrangements with respect to such Inventory); (ii) Transfers of surplus, worn-out or obsolete Equipment; (iii) uses of cash and Cash Equivalents not prohibited under this Note or the other Note Documents, (iv) Transfers consisting of or made in connection with Permitted Liens and Permitted Investments or (v) other assets of the Borrower or its Subsidiaries that do not in the aggregate exceed $250,000 in any fiscal year for fair market value (collectively, the “Permitted Transfers”).

(u) Restructure. No Note Party shall, nor shall any Note Party permit any of its Subsidiaries to: (i) without providing not less than twenty (20) days’ advance written notice to the Collateral Agent, change its name, identity, type of organization, corporate structure or organizational identification number, (ii) suspend operation of its business (other than in connection with a dissolution permitted pursuant to Section 7(u)(vi)), (iii) engage in any business other than the businesses engaged in by the Note Parties and their Subsidiaries as of the date hereof, and any business substantially similar or reasonably related thereto; (iv) cause, experience or allow a departure of a Responsible Officer, without providing the Collateral Agent a written notice within ten (10) days after the occurrence of such departure; (v) without the Holder’s prior written consent, change the date on which its fiscal year ends or change its accounting policies in any manner that would be material and adverse to the Holder; (vi) permit any Subsidiary to liquidate or dissolve (other than the liquidation or dissolution of Subsidiaries whose assets are transferred to the Borrower or another Note Party at the time of such liquidation or dissolution); or (vii) consummate any transaction or series of related transactions in which the stockholders of such Note Party or such Subsidiary, as applicable, who were not stockholders immediately prior to the first such transaction own more than fifty percent (50%) of the voting Capital Stock of such Note Party or such Subsidiary, as applicable, immediately after giving effect to such transaction or related series of such transactions.

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(v) Liens/Negative Pledge. No Note Party shall, nor shall any Note Party permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien with respect to any of its property, including Intellectual Property and Inventory held at warehouse or fulfilment centers, or assign or otherwise convey any right to receive income, except for Permitted Liens, or enter into any agreement with any Person other than the holders of Notes or the Collateral Agent that prohibits such Note Party or Subsidiary from granting a security interest in, or otherwise encumbering, any of its property, or from paying dividends or making distributions or payments on account of or in redemption, retirement or purchase of any of its Capital Stock, except for (i) restrictions by reason of customary provisions restricting assignments, subletting, sublicensing, pledging or other transfers contained in leases, subleases or licenses in the ordinary course of business (provided that such restrictions are limited to the agreement itself or the property or assets secured by such Liens or the property or assets subject to such leases, subleases or licenses, as the case may be) and (ii) restrictions set forth in the ABL Debt Documents.

(w) Indebtedness. No Note Party shall, nor shall any Note Party permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than Permitted Indebtedness.

(x) Investments. No Note Party shall, nor shall any Note Party permit any of its Subsidiaries to, make any Investment in any Person other than Permitted Investments.

(y) Distributions. No Note Party shall, nor shall any Note Party permit any of its Subsidiaries to, pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any of its Capital Stock, except that (i) Subsidiaries may pay dividends or make any other distributions or payments to the Borrower (either directly or indirectly) or any Guarantor that is a Subsidiary of the Borrower, (ii) the Borrower may convert any of the Notes into other Capital Stock upon the terms of such Notes, (iii) each Note Party may make de minimis payments of cash in lieu of the issuance of fractional Capital Stock (including upon the conversion of any Notes) and (iv) each Note Party may pay dividends solely in its Capital Stock.

(z) Payments of Other Indebtedness. No Note Party shall, nor shall any Note Party permit any of its Subsidiaries to prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Subordinated Debt (it being understood that payments of regularly scheduled interest, AHYDO Payments and mandatory prepayments under any such Subordinated Debt shall not be prohibited by this clause, so long as such payments do not violate the subordination provisions of the Subordination Agreement applicable thereto).

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(aa) Transactions with Affiliates. No Note Party shall, nor shall any Note Party permit any of its Subsidiaries to, directly or indirectly enter into or permit to exist any material transaction with any Affiliate of any Note Party after the Initial Closing Date except for (i) ordinary course compensatory agreements (including employment agreements and benefit plans) with officers and directors, (ii) transactions that are in the ordinary course of the Note Parties’ business, on terms no less favorable to the Note Party than would be obtained in an arm’s length transaction with a Person that is not an Affiliate of a Note Party, (iii) transactions between or among Note Parties, (iv) equity financings with the Borrower’s investors (or their Affiliates), as permitted hereunder, and (v) other transactions approved by the Collateral Agent in writing (at the direction of the Majority Holders).

(bb) Amendments or Waivers of Organizational Documents and Certain Agreements. No Note Party shall, nor shall any Note Party permit any of its Subsidiaries to, agree to any amendment, restatement, supplement or other modification to, or waiver of any of its rights under, (i) any Subordinated Indebtedness to the extent such amendment, restatement, supplement, modification or waiver could reasonably be expected to be adverse in any material respect to the Holder or (ii) its Organizational Documents to the extent such amendment, restatement, supplement, modification or waiver could reasonably be expected to be adverse in any material respect to the Holder.

(cc) Stock Certificates. For any Subsidiary for which any Note Party’s ownership interest is not evidenced by a certificate, no Note Party shall allow such Subsidiary to certificate such ownership interest without the Majority Holders’ prior written consent, which consent may be conditioned upon requiring such Subsidiary to execute and deliver a Collateral Pledge Agreement satisfactory to the Majority Holders.

(dd) Compliance. No Note Party shall, nor shall any Note Party permit any of its Subsidiaries to, (i) become an “investment company” under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of the Notes for that purpose; (ii) except as could not be reasonably expected to have a Material Adverse Effect, fail to meet the minimum funding requirements of ERISA with respect to any Pension Plan or permit a Reportable Event (within the meaning of Section 4043(c) of ERISA) or a Prohibited Transaction (as such term is defined in Section 4975 of the Internal Revenue Code) to occur; or (iii) fail to comply in any material respect with the Federal Fair Labor Standards Act or violate any other Law or regulation in any material respect.

(ee) Deposit Accounts and Securities Accounts. From and after the date that is thirty (30) days after the Initial Closing Date, no Note Party shall, nor shall any Note Party permit any of its Subsidiaries to, maintain any Deposit Accounts or Securities Accounts except accounts respecting which the Collateral Agent has obtained a Control Agreement, provided however, that the Borrower may maintain Deposit Accounts established solely as payroll and other zero balance accounts without them being subject to a Control Agreement.

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(ff) Inventory. No Note Party shall, nor shall any Note Party permit any of its Subsidiaries to, store Inventory or other tangible Collateral with a bailee, warehouseman or other third party where the aggregate amount of Inventory or other tangible Collateral with such bailee, warehouseman or other third party shall be in excess of 15% of the Borrower’s Inventory for a period of ninety (90) days or longer (other than those entities for which the applicable Note Party has delivered a Notice and Access Agreement pursuant to Section 7(o)(ii)).

(gg) Restrictions on Use of Proceeds. No Note Party shall, nor shall any Note Party permit any of its Subsidiaries to, (i) use the proceeds of any Note or any portion thereof to make any payments to a Sanctions Target, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctions Target, to fund any operations, activities or business of a Sanctions Target or in any other manner that would result in a violation of Sanctions applicable to any party hereto or to any other Note Document or (ii) use the proceeds of any Note or any portion thereof in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.

(hh) Reservation of Shares; Listing. The Borrower covenants that, subject to the Share Conversion Cap, it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock a sufficient number of shares of Common Stock for the sole purpose of issuance upon conversion of this Note (including payment of any Interest Make-Whole Payment) and issuance upon payment of any Amortization Payment, each as herein provided, free from preemptive rights or any similar rights, taxes, liens, charges, encumbrances or other actual contingent purchase rights of Persons other than the Holder. The Borrower covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable, with the holder being entitled to all rights accorded to a holder of Common Stock. If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Borrower will cause each share of Common Stock issued pursuant to the terms of this Note to be admitted for listing on such exchange or quotation on such system.

(ii) Covenant to Seek Approvals. As promptly as practicable after the Initial Closing Date, and in any case no later than August 30, 2022, the Borrower shall cause to be held a meeting of the Borrower’s stockholders and shall cause to be presented to the Borrower’s stockholders for their approval at such meeting, and recommend the approval of, the Authorized Share Amendment and the Nasdaq Stockholder Approval. The Borrower will use its reasonable best efforts to obtain approval of the Authorized Share Amendment and the Nasdaq Stockholder Approval, including by seeking such approval, if not previously obtained, at each future regular annual meeting of its stockholders and endorsing its approval in the related proxy materials. If approval by the Borrower’s stockholders of the Authorized Share Amendment and the Nasdaq Stockholder Approval are obtained at such meeting, the Borrower shall cause the Authorized Share Amendment to be duly adopted and filed with the Secretary of State of the State of Delaware no later than one Business Day following the receipt of such approval.

(jj) Opt-In Notices. Notwithstanding anything herein or in any other Note Document to the contrary, prior to receipt of an Opt-In Notice and at any time when all Opt-In Notices from the Holder have been revoked, the Borrower shall not deliver to the Holder any information pursuant to any Note Document (other than the occurrence of a Default or an Event of Default under this Note) that would constitute material non-public information regarding the Borrower or any of its Subsidiaries. At any time or from time to time, the Holder may deliver written notice (an “Opt-In Notice”) to the Borrower requesting that the Holder receive from the Borrower any such information required to be delivered that would constitute material non-public information regarding the Borrower or any of its Subsidiaries; provided, however, that the Holder may revoke any such Opt-In Notice in writing at any time. Following receipt of an Opt-In Notice from the Holder, the Borrower shall deliver such information to the Holder until the Opt-In Notice is subsequently revoked. To avoid doubt, prior to the receipt of any Opt-In Notice and at any time when all Opt-In Notices from the Holder have been revoked, the Borrower shall not be required to deliver any financial information pursuant to Section 7(c) of this Note.

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(kk) Certain Matter Regarding Strategic Alternative Analysis. Until September 29, 2023, the Borrower shall, twice during each calendar month at such times as are reasonably acceptable to the Holders, hold a conference call with the Holders during which the Borrower and Intrepid Investment Bankers, LLC, or such other investment bank or financial advisor advising the Borrower with regard to the Borrower’s review of strategic alternatives for the Borrower’s business (Intrepid Investment Bankers, LLC and any such other investment bank or financial advisor, each a “Strategic Advisor”), shall provide each Holder with an update on (and allow each Holder the opportunity to ask questions regarding) the current status of such review, including by providing written materials detailing (i) a list of all parties that have signed non-disclosure or confidentiality agreements as part of such review, (ii) all related indications of interest from any Person as part of such review, (iii) a list of all scheduled management meetings as part of such review and (iv) all letters of intent from any Person as part of such review. No later than August 15, 2023, the Borrower shall execute, and provide each Holder with a copy of the executed version of, a letter of intent for the sale of the Borrower’s business or the sale of newly issued shares of Common Stock in an amount generating aggregate net cash proceeds to the Borrower in excess of $10,000,000 (collectively, a “Strategic Transaction”). The aggregate amount of fees and expense reimbursements payable to the Strategic Advisors shall be limited to $110,000 unless such fees and expenses are contingent on the successful completion of a Strategic Transaction.

8. Consolidation, Merger, Sale, Conveyance and Lease.

(a) Borrower May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 8(b), the Borrower shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:

(i) the resulting, surviving or transferee Person (the “Successor Borrower”), if not the Borrower, shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and the Successor Borrower (if not the Borrower) shall expressly assume all of the obligations of the Borrower under the Notes and the other Note Documents; and

(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

For purposes of this Section 8(a), the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Borrower to another Person, which properties and assets, if held by the Borrower instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Borrower on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Borrower to another Person.

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(b) Successor Borrower to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Borrower, by supplements or amendments to this Note and the other Note Documents, executed and delivered to the Collateral Agent, the Holder Representative and the holders of Notes, as applicable, satisfactory in form to the Collateral Agent, the Holder Representative (as to their respective rights, duties and obligations, as applicable) and the holders of Notes, of the due and punctual payment of the principal of and any accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Note and the other Note Documents to be performed by the Borrower, such Successor Borrower (if not the Borrower) shall succeed to and, except in the case of a lease of all or substantially all of the Borrower’s properties and assets, shall be substituted for the Borrower, with the same effect as if it had been named herein as the party of the first part. Such Successor Borrower thereupon may cause to be signed, and may issue either in its own name or in the name of the Borrower any or all of the Notes issuable under the Purchase Agreement which theretofore shall not have been signed and delivered by the Borrower. All the Notes so issued shall in all respects have the same legal rank and benefit under the Purchase Agreement as the Notes theretofore or thereafter issued in accordance with the terms of the Purchase Agreement as though all of such Notes had been issued at the date of the execution of the Purchase Agreement. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Section 8 the Person named as the “Borrower” in the first paragraph of this Note (or any successor that shall thereafter have become such in the manner prescribed in this Section 8) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under the Purchase Agreement and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

(c) Opinion of Counsel to Be Given to Holder Representative. No such consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Holder Representative shall have received an opinion of counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Section 8.

9. Guarantees.

(a) Subject to this Section 9 each of the Guarantors hereby, as a primary obligor and not merely as surety, jointly and severally, unconditionally guarantees to the Holder and its successors and assigns, irrespective of the validity and enforceability of this Note or the obligations of the Borrower hereunder or thereunder, that:

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(i) the principal of, premium, if any, and interest on, this Note and such other Note Obligations will be promptly paid in full in cash when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on this Note, if any, if lawful, and all other obligations of the Borrower to the Holder hereunder will be promptly paid in full in cash or performed, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of this Note or any of such other obligations (including Note Obligations), that same will be promptly paid in full in cash when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise.

(b) Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(c) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of this Note, the absence of any action to enforce the same, any amendment, waiver or consent by the Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Borrower or any other Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (i) any demand for payment or performance and protest and notice of protest; (ii) any notice of acceptance; (iii) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Note Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; and (iv) any other notice in respect of any Note Obligation or any part thereof, and any defense arising by reason of any disability or other defense of the Borrower or any Guarantor. Each Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Borrower or any Guarantor or (y) assert any claim, defense, setoff or counterclaim it may have against the Borrower or any other Guarantor or set off any of its obligations to the Borrower or any other Guarantor against obligations of such Guarantor to the Borrower or such other Guarantor. No obligation of any Guarantor hereunder shall be discharged other than by complete performance. Each Guarantor further waives any right such Guarantor may have under any applicable requirement of law to require the Collateral Agent or the Holder to seek recourse first against the Borrower or any other Person as a condition precedent to enforcing such Guarantor’s liability and obligations under this Section 9.

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(d) If the Holder is required by any court or otherwise to return any amount paid by the Borrower or any Guarantor, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(e) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holder in respect of any obligations guaranteed hereby until payment in full in cash of all obligations (including the Note Obligations) guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holder and the Collateral Agent, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 12(b) for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Section 12(b), such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this guarantee.

(f) Each Guarantor, and by its acceptance of the Note, the Holder, hereby confirms that it is the intention of all such parties that the guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of applicable Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any guarantee. To effectuate the foregoing intention, the Holder and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Section 9, result in the obligations of such Guarantor under its guarantee not constituting a fraudulent transfer or conveyance. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Note and that its Guarantee, and the waivers set forth herein, are knowingly made in contemplation of such benefits.

(g) To evidence a guarantee set forth in Section 9(a), this Note will be executed on behalf of each Guarantor by one of its officers or authorized representatives and, with respect to any Guarantors providing a Guarantee after the date hereof, a Joinder Agreement will be executed on behalf of such Guarantor by one of its officers. Each Guarantor hereby agrees that its guarantee set forth in Section 9(a) will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such guarantee.

(h) Except as otherwise provided in Section 9(i), a Guarantor may not, directly or indirectly, (1) consolidate with or merge with or into, or (2) sell, convey, transfer or lease all or substantially all of its properties and assets to (whether or not such Guarantor is the surviving Person), any other Person, other than the Borrower or another Guarantor, unless.

(i) immediately after giving effect to that transaction, no Default or Event of Default has occurred and is continuing or would be caused thereby; and

(ii) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Borrower or another Guarantor) is an entity organized under the laws of the United States and otherwise reasonably acceptable to the Majority Holders and expressly assumes, by executing and delivering supplements and amendments to this Note and the other Note Documents that are satisfactory in form to the Collateral Agent, the Holder Representative (as to their respective rights, duties and obligations, as applicable) and the Majority Holders, all of the obligations of that Guarantor under its Guaranty, this Note and all other appropriate Note Documents.

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In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the successor Person of the Guaranty of such Guarantor and the due and punctual performance of all of the covenants and conditions of this Note and the other Note Documents to be performed by such Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Notes issuable under the Purchase Agreement which theretofore shall not have been signed and delivered by the Borrower; provided, however, that the Guaranty of such successor Person will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guaranty. All the Guaranties so issued will in all respects have the same legal rank and benefit under the Purchase Agreement as the Guaranties theretofore and thereafter issued in accordance with the terms of this Note and the other Note Documents as though all of such Guaranties had been issued at the date of the execution of the Purchase Agreement.

(i) The Guaranty of any Guarantor, and the Collateral Agent’s Lien on the Collateral of such Guarantor, will be automatically released upon the liquidation or dissolution of such Guarantor following the Transfer of all of its assets to the Borrower or another Guarantor as permitted hereunder.

If the Guaranty of any Guarantor or all or substantially all of the assets of a Guarantor or the Capital Stock of any Guarantor are sold or disposed of in the manner described in this clause (i), and such Guarantor (or as the context may require, Collateral) is released, the Borrower shall deliver to the Collateral Agent and the Holder Representative a certificate of a Responsible Officer stating and certifying the identity of the released Guarantor (any/or the applicable Collateral), the basis for release in reasonable detail and that such release complies with this Note and the other Note Documents. Upon delivery by the Borrower to the Collateral Agent and the Holder Representative of a certificate of a Responsible Officer and an opinion of counsel to the effect that the conditions precedent to this clause (i) have been met with respect to a Guarantor (or such Collateral) in accordance with the provisions of this Note and the other Note Documents, the Collateral Agent and Holder Representative will execute any documents reasonably requested that are necessary or advisable in order to evidence the release of such Guarantor from its obligations under its Guaranty or the applicable Note Documents. Any Guarantor not released from its obligations under its Guaranty as provided in this Section 9(i) will remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations (including the Note Obligations) of any Guarantor under this Note and the other Note Documents as provided in this Section 9 notwithstanding the release of any other Guarantor.

(j) Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower, each other Guarantor and any other guarantor, maker or endorser of any Note Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Note Obligation or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that the Holder shall not have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event the Holder, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, then the Holder shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that such Person, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

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10. Creation of Security Interest.

(a) Grant of Security Interest. To secure prompt payment of any and all of the principal of, premium, if any, and interest on, this Note and all other Note Obligations, and prompt performance by each Note Party of each of its covenants and duties under the Note Documents, each Note Party hereby grants to the Collateral Agent, for its benefit and for the benefit of the Holder Representative and holders of Notes, a continuing security interest (the “Security Interest”) in all of such Note Party’s right, title and interest in or to any and all of the following assets and properties, whether now owned or at any time hereafter created or acquired by such Note Party or in which such Note Party now has or at any time in the future may acquire any right, title or interest, and wherever located (collectively, the “Article 9 Collateral”):

(i) all accounts (including health-care-insurance receivables), cash and Cash Equivalents, chattel paper (including tangible and electronic chattel paper), commercial tort claims, deposit accounts, securities accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles, Intellectual Property and Licenses), goods (including fixtures), instruments (including promissory notes), Inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter-of-credit rights, money, fixtures, all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software (owned by such Note Party or in which it has an interest) that at any time evidence or contain information relating to any Article 9 Collateral or as are otherwise necessary or helpful in the collection thereof or realization thereupon;

(ii) all real property interests (including leaseholds, mineral rights, timber, etc.); and

(iii) any and all cash proceeds or noncash proceeds and products of any of the foregoing, including insurance proceeds, and all supporting obligations and the security and guarantees therefor or for any right to payment.

Such Security Interest constitutes a valid, first priority security interest in the presently existing Article 9 Collateral, and will constitute a valid, first priority security interest in Article 9 Collateral acquired after the date hereof, in each case, subject to Permitted Liens. This Note is intended by the parties to be a security agreement for purposes of the Code. Neither the Holder Representative nor the Collateral Agent shall be responsible for and make no representation as to the existence, genuineness, value or protection of any Collateral, for the legality, effectiveness or sufficiency of any Note Collateral Document, or for the creation, perfection, priority, sufficiency or protection of any Liens securing the Notes. By its acceptance of the Notes, the Holder will be deemed to accept the terms of, agree to be bound by and authorize and direct each of the Holder Representative and the Collateral Agent, as applicable, to enter into and perform its respective obligations under, the Note Collateral Documents. Neither the Holder Representative nor the Collateral Agent shall be responsible for (A) perfecting, maintaining, monitoring, preserving or protecting the Liens granted under this Note, the Note Collateral Documents or any agreement or instrument contemplated hereby or thereby, (B) the determination, filing, re-filing, recording, re-recording or continuing of any document, financing statement, financing change statement, registration, mortgage, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times or (C) providing, maintaining, monitoring or preserving insurance on or the payment of taxes with respect to the Collateral. The actions described in items (A) through (C) shall be the sole responsibility of the Note Parties, as applicable.

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Notwithstanding the foregoing, in no event shall the Article 9 Collateral include: (A) any lease, license, contract, property rights or agreement to which a Note Party is a party or any of its rights or interests thereunder if and for so long as the grant of such Security Interest shall constitute or result in (I) the abandonment, invalidation or unenforceability of any right, title or interest of such Note Party therein or (II) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9406, 9407, 9408 or 9409 of the Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law (including Debtor Relief Laws) or principles of equity); provided that the Article 9 Collateral shall include and such Security Interest shall attach immediately (x) at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (I) or (II) above and (y) to any all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing such leases, licenses, contracts, property rights or agreements; (B) any intent-to use Trademark applications prior to the filing of a “Statement of Use”, “Amendment to Allege Use” or similar filing with regard thereto, to the extent and solely during the period in which the grant of a security interest therein may impair the validity or enforceability of any Trademark that may issue from such intent to use Trademark application under applicable Law or (C) vehicles that may only be perfected by notifications on certificates of title (collectively, the “Excluded Assets”).

(b) Authorization to File Financing Statements. Each Note Party hereby irrevocably authorizes the Collateral Agent (but without obligation) for its benefit and the benefit of the Holder Representative and the holders of Notes at any time and from time to time to file, at such Note Party’s expense, in any relevant jurisdiction any financing statements with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Article 9 Collateral as “all assets” whether now owned or hereafter acquired or “all personal property” whether now owned or hereafter acquired of such Note Party or words of similar effect as being of an equal or lesser scope or with greater detail and (ii) contain the information required by Article 9 of the Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Note Party is an organization, the type of organization and, if required, any organizational identification number issued to such Note Party. Each Note Party agrees to provide such information to the Collateral Agent promptly upon any reasonable request. Notwithstanding the foregoing or anything to the contrary herein or in any other Note Collateral Document, the Note Parties shall make all filings (including filings of continuation statements and amendments to financing statements that may be necessary to continue the effectiveness of such financing statements) necessary to maintain (at the sole cost and expense of the Note Parties) the security interest created by the Note Collateral Documents in the Collateral as a first priority perfected security interest to the extent perfection is required herein or by the Note Collateral Documents, and promptly provide evidence thereof to the Collateral Agent.

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(c) No Obligation. The Security Interest is granted as security only and shall not subject the Collateral Agent or any holder of Notes to, or in any way alter or modify, any obligation or liability of any Note Party with respect to or arising out of the Article 9 Collateral.

(d) Intellectual Property Filings. The Collateral Agent is authorized (but without obligation) to file with the USPTO or the USCO (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in United States Intellectual Property of each Note Party in which a security interest has been granted by such Note Party hereunder, with notice to such, and with or without the signature of any, Note Party, and naming any Note Party as debtor and the Collateral Agent as secured party. Notwithstanding the foregoing, such filings shall be the responsibility of the applicable Note Party, and such Note Party agrees to furnish evidence of any such filings and recordings to the Collateral Agent.

(e) Duration of Security Interest; Release.

(i) The Collateral Agent’s Security Interest in the Article 9 Collateral shall continue until the payment in full in cash and the satisfaction of all Note Obligations (other than inchoate indemnity obligations or other obligations that expressly survive termination), whereupon such Security Interest shall terminate and the Collateral Agent shall, at the Note Parties’ sole cost and expense, promptly execute such further documents and take such further actions as may be necessary to effect the release contemplated by this Section 10(e)(i).

(ii) Upon any Transfer by any Note Party of any Collateral that is permitted hereunder and under the other Note Documents (other than a Transfer to another Note Party), the security interest in such Collateral shall be automatically released and the Collateral Agent shall, at the Note Parties’ sole cost and expense, promptly execute such further documents and take such further actions as may be necessary to effect the release contemplated by this Section 10(e)(ii).

(f) Possession of Article 9 Collateral. So long as no Event of Default has occurred and is continuing, the Note Parties shall remain in full possession, enjoyment and control of the Article 9 Collateral (except only as may be otherwise required by the Majority Holders for perfection or protection of the Collateral Agent’s Security Interest therein) and shall be entitled to manage, operate and use the same and each part thereof with all the rights and franchises appertaining thereto; provided, however, that the possession, enjoyment, control and use of the Article 9 Collateral shall at all times be subject to the observance and performance of the terms of this Note and the other Note Documents.

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(g) Delivery of Additional Documentation Required. Each Note Party shall from time to time execute and deliver to the Collateral Agent for its benefit and the benefit of the Holder Representative and the holders of Notes all Negotiable Collateral (having a value in excess of $100,000 in the aggregate) and other documents necessary or advisable to perfect and continue the perfection of the Collateral Agent’s Security Interest in the Article 9 Collateral and in order to fully consummate all of the transactions contemplated under the Note Documents. For the avoidance of doubt, if any Note Party acquires a Commercial Tort Claim (which could reasonably be expected to result in damages in excess of $100,000), such Note Party shall promptly notify the Collateral Agent in a writing signed by such Note Party of the general details thereof and such Note Party shall promptly, but in no event more than three (3) Business Days after such notice, agree to an amendment to the definition of Article 9 Collateral or the Code filings to include such Commercial Tort Claim, such amendment to be in form and substance as required by the Collateral Agent (acting at the direction of the Majority Holders). If at any time any Note Party shall take a security interest in any property of an Account Debtor or any other Person the value of which is in excess of $100,000 to secure payment and performance of an Account, such Note Party shall promptly notify the Collateral Agent and assign such security interest to the Collateral Agent for its benefit and the benefit of the holders of Notes. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(h) Representations and Warranties. Each Note Party represents and warrants, as to itself and the other Note Parties, to the Holder Representative, the Collateral Agent and the Holder that:

(i) Subject to Permitted Liens, each Note Party has good and valid rights in and title (except as otherwise permitted by the Note Documents) to (or the power to transfer rights in) the Article 9 Collateral (except with respect to title to Intellectual Property owned by a third party as to which such Note Party has been granted a License) with respect to which it has purported to grant a Security Interest hereunder, except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such properties for their intended purposes and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Note and the other Note Documents, without the consent or approval of any other Person, other than any consent or approval that has been obtained and is in full force and effect.

(ii) The Disclosure Letter has been duly prepared, completed and executed and the information set forth therein is correct and complete in all material respects (except that the information therein with respect to the exact legal name of each Note Party is correct and complete in all respects) as of the date hereof. The UCC financing statements or other appropriate filings, recordings or registrations prepared based upon the information provided to the Collateral Agent in the Disclosure Letter for filing by the Borrower in the applicable filing office, as required by the terms of this Note or the other Note Documents, are all the filings, recordings and registrations that are necessary to establish and preserve a legal, valid and perfected security interest in favor of the Collateral Agent (for its benefit and the benefit of the Holder Representative and the holders of Notes) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Code, and no further or subsequent filing, re-filing, recording, rerecording, registration or re-registration is necessary in any such jurisdiction, except as provided under applicable Law with respect to the filing of continuation statements. Sections 5 and 6 of the Disclosure Letter set forth all Securities Accounts and Deposit Accounts maintained as of the date hereof by the Note Parties including (A) in the case of each Deposit Account, the depository bank and (B) in the case of each Securities Account, the Securities Intermediary.

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(iii) Each Note Party represents and warrants that Intellectual Property Security Agreements containing a description of all Article 9 Collateral consisting of (A) United States-registered Patents (and Patents for which United States applications are pending), (B) United States-registered Trademarks (and Trademarks for which United States applications for registration are pending) and (C) United States-registered Copyrights, respectively (other than, in each case, any Excluded Assets), in each case, as of the date hereof and listed in Section 9 of the Disclosure Letter, if any, have been prepared for recording by the USPTO and the USCO pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, in respect of all Article 9 Collateral consisting of United States registrations and applications for Patents, Trademarks and Copyrights. To the extent a security interest may be perfected by filing, recording or registration in the USPTO or USCO under the federal intellectual property laws, then no further or subsequent filing, re-filing, recording, rerecording, registration or re-registration is necessary (other than (x) such filings and actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of United States registrations and applications for Patents, Trademarks and Copyrights filed, acquired or developed by any Note Party after the date hereof and (y) the UCC financing and continuation statements contemplated in Section 10(h)(ii)).

(iv) The Security Interest constitutes (A) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance in full of the Note Obligations and (B) subject to the filings described in Sections 9(h)(ii) and 10(h)(iii), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Code. The Security Interest is prior to any other Lien on any of the Article 9 Collateral, subject to Permitted Liens.

(v) The Article 9 Collateral (except with respect to Intellectual Property owned by a third party as to which a Note Party has been granted a License) is owned by the Note Parties free and clear of any Lien, except for Permitted Liens. None of the Note Parties has filed or consented to the filing of (A) any effective financing statement or analogous document under the Code or any other applicable Laws covering any Article 9 Collateral, (B) any assignment in which any Note Party assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the USPTO or the USCO or (C) any assignment in which any Note Party assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case under the foregoing clauses (A), (B) and (C), for Permitted Liens.

(vi) As of the date hereof, no Note Party has any Commercial Tort Claim which could reasonably be expected to result in damages in excess of $100,000, other than the Commercial Tort Claims listed in Section 7 of the Disclosure Letter.

11. Pledge of Securities.

(a) Pledge. To secure prompt payment of any and all of the principal of, premium, if any, and interest on, this Note and all other Note Obligations, and prompt performance by each Note Party of each of its covenants and duties under the Note Documents, each Note Party hereby assigns and pledges to the Collateral Agent, for its benefit and for the benefit of the Holder Representative and the holders of Notes, and hereby grants to the Collateral Agent, for its benefit and for the benefit of the Holder Representative and the holders of Notes, a continuing security interest in all of such Note Party’s right, title and interest in, to and under the following, whether now existing or hereafter from time to time acquired:

(i) all Capital Stock held by it that are listed in Section 8 of the Disclosure Letter and any other Capital Stock in any Subsidiary now owned or acquired in the future by such Note Party and all certificates (if any) representing all such Capital Stock (the “Pledged Equity”); provided that the Pledged Equity shall not include Capital Stock in excess of 65% of the issued and outstanding voting Capital Stock or 100% of the issued and outstanding non-voting Capital Stock directly owned by any Note Party in (A) any Subsidiary that is a CFC Holdco or (B) any Subsidiary that is a CFC.

(ii) (A) the Indebtedness owned by it and listed opposite the name of such Note Party in Section 8 of the Disclosure Letter, (B) any other Indebtedness now owned or acquired in the future by such Note Party and (C) the debt securities, promissory notes and any other instruments evidencing such Indebtedness (collectively, the “Pledged Debt”);

(iii) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 11(a);

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(iv) subject to Section 11(f), all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities and other property referred to in clauses (i), (ii) and (iii) above;

(v) subject to Section 11(f), all rights and privileges of such Note Party with respect to the securities and other property referred to in clauses (i), (ii), (iii) and (iv) above, including any claims, rights, powers, privileges, authority, options, security interests, liens and remedies (if any) under any corporate bylaws, limited liability company agreement or operating agreement, partnership agreement, or at law or otherwise; and

(vi) all Proceeds of any of the foregoing (the items referred to in clauses (i) through (vi) of this Section 11(a) being collectively referred to as the “Pledged Collateral”);

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, subject, however, to the terms, covenants and conditions hereinafter set forth.

(b) Delivery of Pledged Securities.

(i) Each Note Party agrees to deliver or cause to be delivered to the Collateral Agent, for its benefit and the benefit of the Holder Representative and the holders of Notes, on the date hereof, or if acquired after the date hereof, within fifteen (15) calendar days after receipt by such Note Party (or, in each case, such longer period as the Majority Holders may agree in their reasonable discretion), any and all (A) Pledged Equity to the extent consisting of certificated Capital Stock of any Subsidiary directly owned by such Note Party and (B) to the extent required to be delivered pursuant to Section 11(b)(ii), Pledged Debt.

(ii) Each Note Party will cause any Indebtedness for borrowed money having an aggregate principal amount equal to or in excess of $100,000 owed to such Note Party by any Person (other than a Note Party) that is evidenced by a debt security, instrument or promissory note to be delivered to the Collateral Agent, for its benefit and the benefit of the Holder Representative and the holders of Notes, pursuant to the terms hereof.

(iii) Upon delivery to the Collateral Agent, any Pledged Securities shall be accompanied by stock or security powers, as applicable, undated and duly executed in blank or other instruments of transfer reasonably satisfactory to the Majority Holders and by such other instruments and documents as the Majority Holders may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be deemed to supplement Section 8 of the Disclosure Letter and be made a part thereof; provided that failure to supplement such Section shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

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(c) Representations, Warranties and Covenants. Each Note Party represents, warrants and covenants to the Collateral Agent, for its benefit and the benefit of the Holder Representative and the holders of Notes, that:

(i) as of the date hereof, Section 8 of the Disclosure Letter includes all Capital Stock, debt securities, instruments and promissory notes required to be pledged by such Note Party hereunder;

(ii) the Pledged Equity issued by any Subsidiary of any Note Party has been duly and validly issued by the issuers thereof and is fully paid and non-assessable (other than Pledged Equity consisting of limited liability company interests or partnership interests which, pursuant to the relevant organizational or formation documents, cannot be fully paid and non-assessable);

(iii) except for the security interests granted hereunder, such Note Party (A) is, subject to any transfers, liquidations or dissolutions made in compliance with the terms of this Note and the other Note Documents, the direct owner, beneficially and of record, of the Pledged Equity indicated on Section 8 of the Disclosure Letter, (B) holds the same free and clear of all Liens, other than Liens created by the Note Documents and other Permitted Liens and (C) will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens), however arising, of all Persons whomsoever;

(iv) except for restrictions and limitations imposed or permitted by the Note Documents or securities laws generally, the Pledged Collateral is freely transferable and assignable, and none of the Pledged Collateral is subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that would reasonably be expected to prohibit, impair, delay or otherwise affect in any manner material and adverse to the Collateral Agent or the holders of Notes the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent or the holders of Notes of rights and remedies hereunder and under the other Note Documents;

(v) no material order, consent, license, authorization, action, notices, validation of, filing, registration with, exemption by or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary for the validity of the pledge effected hereby, except for (A) filings and registrations necessary to perfect the Liens on the Collateral granted by the Note Parties in favor of the Collateral Agent and (B) the orders, consents, licenses, authorizations, actions, notices, validations, filings, registrations, exemptions and approvals that have been duly obtained, taken, given or made and are in full force and effect;

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(vi) by virtue of the execution and delivery by each Note Party of this Note, and delivery of certificates (if any) representing the Pledged Equity and delivery of the debt securities, promissory notes and any other instruments (if any) evidencing the Pledged Debt to and continued possession thereof by the Collateral Agent in the State of New York, the Collateral Agent for its benefit and the benefit of the Holder Representative and the holders of Notes has a legal, valid and perfected Lien upon and security interest in such Pledged Securities as security for the payment and performance of the Note Obligations to the extent such perfection is governed by the Code, subject to no prior Lien;

(vii) the pledge effected hereby is effective to vest in the Collateral Agent, for its benefit and the benefit of the Holder Representative and the holders of Notes, the rights of a “secured party” (as defined in the Code) in the Pledged Collateral to the extent intended hereby, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and

(viii) subject to the terms of this Note and to the extent permitted by applicable Law, each Note Party hereby agrees that if an Event of Default shall have occurred and be continuing and the Collateral Agent (acting at the direction of the Majority Holders or otherwise in accordance with the terms of the Note Documents) shall have given the applicable Note Party written notice of its intent to exercise such rights, it will comply with instructions of the Collateral Agent with respect to the Capital Stock in such Note Party that constitute Pledged Equity hereunder that are not certificated without further consent by the applicable owner or holder of such Capital Stock.

(d) Certification of Limited Liability Company and Limited Partnership Interests. No interest in any limited liability company or limited partnership controlled by any Note Party that constitutes Pledged Equity shall be represented by a certificate unless (i) the limited liability company agreement or partnership agreement expressly provides that such interests shall be a “security” within the meaning of Article 8 of the Code of the applicable jurisdiction, (ii) such certificate bears a legend indicating such interest represented thereby is such a “security” and (iii) such certificate shall be delivered to the Collateral Agent in accordance with Section 11(b). Each Note Party further acknowledges and agrees that with respect to any interest in any limited liability company or limited partnership controlled on or after the date hereof by such Note Party and pledged hereunder that is not a “security” within the meaning of Article 8 of the Code, such Note Party shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the Code, nor shall such interest be represented by a certificate, unless such election is made and such interest is thereafter represented by a certificate that is promptly delivered to the Collateral Agent pursuant to Sections 10(b)(i) and 10(b)(iii).

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(e) Registration in Nominee Name; Denominations. If an Event of Default shall have occurred and be continuing and the Collateral Agent (acting at the direction of the Majority Holders or otherwise in accordance with the terms of the Note Documents) shall have given the applicable Note Party written notice of its intent to exercise such rights, (i) the Collateral Agent, for its benefit and the benefit of the Holder Representative and the holders of Notes, shall have the right to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Note Party, endorsed or assigned in blank or in favor of the Collateral Agent and each Note Party will promptly give to the Collateral Agent copies of any written notices or other written communications received by it with respect to Pledged Equity registered in the name of such Note Party and (ii) the Collateral Agent shall have the right to exchange the certificates representing Pledged Equity for certificates of smaller or larger denominations for any purpose consistent with this Note and the other Note Documents, to the extent permitted by the documentation governing such Pledged Equity.

(i) The parties hereto expressly agree that, unless the Collateral Agent shall become the absolute owner of Pledged Equity consisting of any limited liability company interest or partnership interest pursuant hereto, neither this Note nor the other Note Documents shall be construed as creating a partnership or joint venture among the Collateral Agent, any holder of Notes, any Note Party or any other Person and the Collateral Agent shall have no duty, obligation or responsibility with respect to the Pledged Equity other than to hold the same in accordance with this Note.

(ii) The Collateral Agent and the holders of Notes shall not be obligated to perform or discharge any obligation of any Note Parties solely as a result of the pledge effected hereby.

(f) Voting Rights; Dividends and Interest.

(i) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent (acting at the direction of the Majority Holders or otherwise in accordance with the terms of the Note Documents) shall have provided written notice to the applicable Note Party in accordance with Section 11(f)(iv) below that the rights of such Note Party under this Section 11(f) are being suspended:

(A) each Note Party shall be entitled to exercise any and all voting or other consensual rights and powers inuring to an owner of Pledged Equity or any part thereof and each Note Party agrees that it shall exercise such rights in a manner not prohibited by the terms of this Note or the other Note Documents;

(B) the Collateral Agent shall promptly (after reasonable advance notice) execute and deliver (at the Note Parties’ sole cost and expense) to each Note Party, or cause to be executed and delivered to such Note Party, all such proxies, powers of attorney and other instruments prepared by such Note Party as such Note Party may reasonably request for the purpose of enabling such Note Party to exercise the voting or consensual rights and powers it is entitled to exercise pursuant to Section 11(f)(i)(A); and

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(C) each Note Party shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of this Note, the other Note Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Note Party, shall not be commingled by such Note Party with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the holders of Notes and shall be promptly (and in any event within five (5) Business Days or such longer period as the Majority Holders may agree in their reasonable discretion) delivered to the Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Majority Holders). So long as no Default or Event of Default has occurred and is continuing, the Collateral Agent shall promptly deliver to each Note Party any Pledged Securities in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Securities permitted by this Note and the other Note Documents in accordance with this Section 11(f)(i)(C).

(ii) Upon the occurrence and during the continuance of an Event of Default after the Collateral Agent (acting at the direction of the Majority Holders or otherwise in accordance with the terms of the Note Documents) shall have provided written notice to the applicable Note Party of the suspension of such Note Party’s rights under Section 11(f)(i)(C), then all rights of such Note Party to dividends, interest, principal or other distributions that such Note Party is authorized to receive pursuant to paragraph Section 11(f)(i)(C) shall cease and all such rights shall thereupon become vested in the Collateral Agent (on behalf of the holders of Notes), which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions in respect of the Pledged Equity. All dividends, interest, principal or other distributions received by any Note Party contrary to the provisions of this Section 11(f) shall be held in trust for the benefit of the Collateral Agent (for the benefit of the holders of Notes), shall be segregated from other property or funds of such Note Party and shall be promptly (and in any event within five (5) Business Days or such longer period as the Majority Holders may agree in their reasonable discretion) delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (ii) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 11(c). After all Events of Default have been cured or waived and the Collateral Agent has received written notice from the Note Parties of such cure or waiver, the Collateral Agent shall promptly repay to each Note Party (without interest) all dividends, interest, principal or other distributions that such Note Party would otherwise be permitted to retain pursuant to the terms of paragraph Section 11(f)(i)(C) and that remain in such account, and such Note Party’s right to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities shall be automatically reinstated.

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(iii) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent (acting at the direction of the Majority Holders or otherwise in accordance with the terms of the Note Documents) shall have provided the applicable Note Party with written notice of the suspension of such Note Party’s rights under paragraph Section 11(f)(i)(A), then all rights of such Note Party to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 11(f)(i)(A), and the obligations of the Collateral Agent under Section 11(f)(i)(B), shall cease, and all such rights in respect of the Pledged Securities shall thereupon become vested in the Collateral Agent (on behalf of the holders of Notes), which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers. After all Events of Default have been cured or waived and the Collateral Agent has received written notice from the Note Parties of such cure or waiver, each Note Party shall immediately have the exclusive right to exercise the voting or consensual rights and powers that such Note Party would otherwise be entitled to exercise pursuant to the terms of Section 11(f)(i)(A) until such time as such rights are again suspended pursuant to this Section 11(f), and the obligations of the Collateral Agent under Section 11(f)(i)(B) shall be immediately reinstated.

(iv) Any notice required to be given by the Collateral Agent to the Note Parties to suspend rights under Section 11(f) (A) shall be given in writing, (B) may be given with respect to one or more Note Parties at the same or different times and (C) may suspend the rights of the Note Parties under Section 11(f)(i)(A) or Section 11(f)(i)(C) in part without suspending all such rights (as specified by the Collateral Agent acting at the direction of the Majority Holders or otherwise in accordance with the terms of the Note Documents) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

12. Defaults and Remedies

(a) Events of Default. Each of the following events shall be an “Event of Default” with respect to the Note (each, an “Event of Default”):

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(i) default in any payment of interest on this Note when due and payable, and the default continues for a period of thirty (30) days;

(ii) default in the payment of principal of the Note when due and payable on the Maturity Date, on any Amortization Payment Date, upon any required repurchase or redemption, upon declaration of acceleration or otherwise;

(iii) default by any Note Party or any Subsidiary of any Note Party with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any Indebtedness for money borrowed in excess of $500,000 (or its foreign currency equivalent) in the aggregate of such Note Party or of any such Subsidiary, whether such Indebtedness now exists or shall hereafter be created (but excluding the ABL Debt) (i) resulting in such Indebtedness becoming or being declared due and payable, (ii) enabling or permitting the holder or holders of such Indebtedness or any trustee or agent on its or their behalf to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (iii) constituting a failure to pay the principal of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(iv) a final judgment or judgments for the payment of $100,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance policies issued by insurers reasonably believed by the applicable Note Party in good faith to be credit-worthy) in the aggregate rendered against any Note Party or any Subsidiary of any Note Party, which judgment is not discharged or stayed within sixty (60) calendar days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(v) any Note Party or any Subsidiary of any Note Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Note Party or any such Subsidiary or its debts under any Debtor Relief Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, administrator, custodian or other similar official of any Note Party or any such Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors;

(vi) an involuntary case or other proceeding shall be commenced against any Note Party or any Subsidiary seeking liquidation, reorganization or other relief with respect to such Note Party or such Subsidiary or its debts under any Debtor Relief Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, administrator, custodian or other similar official of any Note Party or any such Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days;

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(vii) any Guaranty ceases to be in full force and effect, other than in accordance with the terms of this Note, or any Guarantor denies or disaffirms its obligations under its Guaranty or gives notice to such effect;

(viii) any material provision of any Note Document, at any time after its execution and delivery and for any reason, other than as expressly permitted hereunder or thereunder or the satisfaction in full of all the Note Obligations, ceases to be in full force and effect, or any Note Party contests in writing the validity or enforceability of any provision of any Note Document or the validity or priority of any Lien as required hereby or thereby on a material portion of the Collateral or any Note Party denies in writing that it has any or further liability or obligation under any Note Document (other than as a result of repayment in full of the Note Obligations), or purports in writing to revoke or rescind any Note Document;

(ix) (A) this Note or any other Note Document shall for any reason (other than pursuant to the terms hereof or thereof) cease to create a valid and perfected Lien, with the priority required hereby or thereby, on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Permitted Liens or (B) any Lien created or purported to be created by this Note or any other Note Document shall cease to have the lien priority established or purported to be established by the applicable Intercreditor Agreement or Subordination Agreement;

(x) any provisions of any Subordination Agreement or Intercreditor Agreement or any agreement or instrument governing any Indebtedness thereunder shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Note Obligations or the Liens securing the Note Obligations for any reason shall not have the priority contemplated by this Note, the other Note Documents or any such Subordination Agreement or Intercreditor Agreement;

(xi) (A) An ERISA Event occurs with respect to a Pension Plan or a Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Note Party or any Subsidiary under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $100,000 or (B) any Note Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $100,000.

(xii) the Borrower or the Guarantor fails to observe or perform any other obligation or undertaking given by it under or in relation to this Note or the other Note Documents after written notice of such failure and a thirty (30) day period to cure;

(xiii) a default in the Borrower’s obligations under Section 8;

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(xiv) a default in the Company’s obligations in accordance with Section 4 if such default is not cured within three (3) Business Days after its occurrence;

(xv) (i) any “Event of Default” (other than a payment default) under the ABL Debt occurs and continues beyond any applicable grace period, (ii) any principal payment “Event of Default” under the ABL Debt occurs or (iii) acceleration of the ABL Debt;

(xvi) the occurrence of an “Event of Default” under any other Note and continuance thereof beyond any applicable grace period; or

(xvii) the aggregate amount of all brokerage, finder’s or other fees or commissions paid by the Borrower or the Guarantor to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to any purchase or sale of Option Notes (as defined in the Purchase Agreement, as amended) exceeds $75,000, or the aggregate cash amount of all such fees or commissions paid exceeds $50,000.

(b) Remedies. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then:

(i) in each and every such case (other than an Event of Default specified in Section 12(a)(v) or Section 12(a)(vi) with respect to any Note Party or any of its Subsidiaries), unless the principal of all of the Notes shall have already become due and payable, either the Collateral Agent (at the direction of the Majority Holders) or the Majority Holders, by notice in writing to the Borrower (and to the Collateral Agent if given by the Majority Holders), may declare 100% of the principal of, and any accrued and unpaid interest on, all of the Notes, and all other amounts owing or payable hereunder or under the other Note Documents to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in this Note to the contrary notwithstanding. If an Event of Default specified in Section 12(a)(v) or Section 12(a)(vi) with respect to any Note Party or any of its Subsidiaries occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes, and all other amount owing or payable hereunder or under the other Notes Documents shall become and shall automatically be immediately due and payable; and

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(ii) the Collateral Agent shall, at the request of the Majority Holders, exercise on behalf of itself and the holders of Notes any and all rights and remedies available to it and the holders of Notes under the Note Documents and any and all rights afforded to a “secured party” (as defined in the Code) with respect to the Note Obligations, including the Guaranty, under the Code or other applicable Law and also may (A) require each Note Party to, and each Note Party agrees that it will at its expense and upon request of the Collateral Agent (acting at the direction of the Majority Holders or otherwise in accordance with terms of the Note Documents), promptly assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be reasonably designated by the Collateral Agent; (B) upon prior written notice, occupy any premises owned or, to the extent lawful and permitted, leased by any of the Note Parties where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under applicable Law, without obligation to such Note Party in respect of such occupation; (C) exercise any and all rights and remedies of any of the Note Parties under or in connection with the Collateral, or otherwise in respect of the Collateral; (D) subject to the mandatory requirements of applicable Law, sell, assign or otherwise dispose of all or any part of the Collateral, or direct such Note Party to sell, assign or otherwise dispose of all or any part of the Collateral without demand and without notice, advertisement, hearing or process of applicable Law, all of which each Grantor hereby waives to the fullest extent permitted by applicable Law, at any time or any place, at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent (acting at the direction of the Majority Holders) shall deem appropriate; and (E) to the extent of the Note Parties’ interest therein, take possession and control over all software and all associated servers, hardware and equipment, including domain name registrations and associated URLs, and each such Note Party shall provide to the Collateral Agent all access codes, transfer codes and verification codes and access to all other security measures and devices used or necessary in connection therewith. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Note Party, and each Note Party hereby waives (to the extent permitted by applicable Law) all rights of redemption, stay and appraisal that such Note Party now has or may at any time in the future have under any applicable Law now existing or hereafter enacted.

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To the extent notice to the Note Parties is required under applicable Law, the Collateral Agent shall give the applicable Note Parties ten (10) calendar days’ prior written notice (which each Note Party agrees is reasonable notice within the meaning of Section 9611 of the Code or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent (acting at the direction of the Majority Holders or otherwise in accordance with the terms of the Note Documents) may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent (acting at the direction of the Majority Holders or otherwise in accordance with the terms of the Note Documents) may determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if the Collateral Agent (acting at the direction of the Majority Holders) shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent (acting at the direction of the Majority Holders or otherwise in accordance with the terms of the Note Documents) may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable Law, private) sale made pursuant to this Note or the other Note Documents, the Collateral Agent or any holder of Notes may bid for or purchase, free (to the extent permitted by applicable Law) from any right of redemption, stay, valuation or appraisal on the part of any Note Party (all said rights being also hereby waived and released to the extent permitted by applicable Law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Collateral Agent or such holder of Notes, as applicable, from any Note Party as a credit against the purchase price, and the Collateral Agent or such holder of Notes, as applicable, may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Note Party therefor. For purposes hereof, a binding written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof, the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Note Party shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Note Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent (acting at the direction of the Majority Holders or otherwise in accordance with the terms of the Note Documents) may proceed by a suit or suits at Law or in equity to foreclose this Note and the other Note Documents and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to, and in accordance with, the provisions of this Section 12(b) shall be deemed to conform to the commercially reasonable standards as provided in Section 9610(b) of the Code or its equivalent in other jurisdictions.

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Each Note Party irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Note Party’s true and lawful agent (and attorney-in-fact) during the continuance of an Event of Default, for the purpose of (i) making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, and endorsing the name of such Note Party on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, (ii) making all determinations and decisions with respect thereto and (iii) obtaining or maintaining the policies of insurance required hereby of by the other Note Documents or to pay any premium in whole or in part relating thereto; provided that to the extent any of the foregoing actions relate to the exercise of any rights or remedies in connection with the Capital Stock of any Note Party or Subsidiary thereof, including voting rights, the Collateral Agent shall provide written notice to the applicable Note Party. All sums disbursed by the Collateral Agent (for itself and on behalf of any of the Persons who are entitled to payment and reimbursement of costs and expenses under the Note Documents) in connection with this paragraph, including reasonable and documented out-of-pocket attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable by the Note Parties upon demand and shall be additional Note Obligations secured by the Collateral.

Each Note Party recognizes that the Collateral Agent may be unable to effect a public sale of any or all of the Pledged Equity or the Pledged Debt by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Note Party acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Equity or the Pledged Debt for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

(c) Application of Proceeds. After the exercise of remedies provided for in Section 12(b) (or after the Note Obligations have automatically become immediately due and payable as set forth in Section 12(b)(i)), including in any proceeding under any Debtor Relief Law, any amounts received on account of the Note Obligations (whether as a result of a payment under a guarantee, any realization on the Collateral, any set-off rights, any distribution in connection with any proceeding under any Debtor Relief Law or otherwise and whether received in cash or otherwise, including all proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral but excluding the payment of current interest or interest paid as a form of adequate protection in any proceeding under any Debtor Relief Law) shall be applied by the Collateral Agent, subject to any Intercreditor Agreement then in effect, in the following order:

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First, to payment of that portion of the Note Obligations constituting fees, indemnities, expenses and other amounts payable to the Collateral Agent and the Holder Representative, as applicable, in its capacities as such;

Second, to the payment of that portion of the Note Obligations constituting fees and indemnities (other than unasserted contingent indemnification obligations) and other amounts (other than principal and interest) payable to the holders of Notes, ratably among them in proportion to the respective amounts described in this clause Second payable to them, together with interest on each such amount at the highest rate then in effect under the Note Documents from and after the date such amount is due, owing or unpaid until paid in full;

Third, to the payment of that portion of the Note Obligations constituting accrued and unpaid interest on the Notes and other Note Obligations under the Note Documents (including, for the avoidance of doubt, interest which, but for the filing of a petition in bankruptcy with respect to any Note Party would have accrued on any such Note Obligation, whether or not a claim is allowed or allowable against any Note Party for such interest in the related bankruptcy proceeding), ratably among the holders of Notes in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to the payment of that portion of the Note Obligations constituting unpaid principal of the Notes, ratably among the holders of Notes in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Note Obligations that are due and payable to the Collateral Agent and the holders of Notes on such date, ratably based upon the respective amounts described in this clause Fifth payable to them on such date; and

Last, the balance, if any, after all of the Note Obligations have been indefeasibly paid in full, to the Note Parties or as otherwise required by Law.

The Collateral Agent (acting at the direction of the Majority Holders or otherwise in accordance with the terms of the Note Documents) shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Note and the other Note Documents. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

The Collateral Agent shall have no liability to any holder of Notes for actions taken in reliance on information supplied to it as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Note Obligations. All distributions made by the Collateral Agent pursuant to this Section 12(c) shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error).

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(d) Grant of License to Use Intellectual Property. For the exclusive purpose of enabling the Collateral Agent to exercise rights and remedies under this Note and the other Note Documents at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies at any time after the occurrence and during the continuance of an Event of Default, each Note Party hereby grants to the Collateral Agent a non-exclusive, royalty-free, limited license (until the waiver or cure of all Events of Default) to use, license or sublicense any of the Intellectual Property and Licenses included in the Article 9 Collateral now owned or hereafter acquired by such Note Party, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof to the extent of the applicable Note Party’s interest therein; provided, however, that (i) all of the foregoing rights of the Collateral Agent to use (to the extent permitted by the terms of such licenses and sublicenses) such licenses and sublicenses shall expire immediately upon the waiver or cure of all Events of Default and written notice by the applicable Note Party to the Collateral Agent of such waiver or cure, and shall be exercised by the Collateral Agent solely during the continuance of an Event of Default, and nothing in this Section 12(d) shall require the Note Parties to grant any license that is prohibited by any rule of Law or is prohibited by, or constitutes a breach or default under or results in the termination of, any contract, license, agreement, instrument or other document evidencing, giving rise to or theretofore granted, to the extent permitted by the Note Documents, with respect to, such property or otherwise unreasonably prejudices the value thereof to the relevant Note Party and (ii) such license and all of the foregoing rights related thereto shall automatically terminate upon the payment in full of all Note Obligations. Under the licenses to be granted by each Note Party under this Section 12(d), both (A) the use of the Intellectual Property and Licenses included in the Article 9 Collateral by the Collateral Agent and (B) the licenses granted by the Collateral Agent to a third party shall (1) with respect to Trademarks, be subject to the maintenance of reasonable quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks; (2) with regard to trade secrets, be subject to the requirement that the secret status of the trade secrets be maintained and reasonable steps are taken to ensure that they are maintained; (3) with regard to Patents, be subject to the obligation to maintain the existence and enforceability of such Patents; (4) be subject to the use of reasonable patent, trademark, copyright and proprietary notices; and (5) be subject to the Collateral Agent having no greater rights than those of any such Note Party under any such license or sublicense; provided, however, that with respect to any uses, licenses, form licenses, or any other agreements or activities in effect on or prior to the occurrence of such Event of Default the requirements set forth in the foregoing clauses (1) through (5) shall be deemed satisfied. For the avoidance of doubt, the use of such license by the Collateral Agent (acting at the direction of the Majority Holders or otherwise in accordance with the terms of the Note Documents) may be exercised only during the continuation of an Event of Default and until such time as all such Events of Default have been cured or waived in writing by the requisite holders of Notes in accordance with the Note Documents. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent (acting at the direction of the Majority Holders or otherwise in accordance with the terms of the Note Documents) may also exercise the rights afforded under Section 12(b)(ii) with respect to Intellectual Property and Licenses contained in the Article 9 Collateral.

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(e) Certain Rights on Acceleration. It is understood and agreed that if this Note is accelerated or otherwise becomes due prior to its stated maturity, in each case, as a result of an Event of Default (including an Event of Default specified in Section 12(a)(v) or Section 12(a)(vi) (including the acceleration of any portion of the Indebtedness evidenced by the Notes by operation of law)), the Interest Make-Whole Payment shall also be due and payable in cash as though the Notes had been optionally converted and shall constitute part of the Note Obligations in view of the impracticability and difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s lost profits as a result thereof. If the Interest Make-Whole Payment becomes due and payable, it shall be deemed to be principal of this Note and interest shall accrue on the full principal amount of this Note (including the Interest Make-Whole Payment) from and after the applicable triggering event, including in connection with an Event of Default specified in Section 12(a)(v) or Section 12(a)(vi). Any amounts payable above shall be presumed to be liquidated damages sustained by each Holder as the result of the acceleration of this Note and the Borrower and each Guarantor agrees that it is reasonable under the circumstances currently existing. The Interest Make-Whole Payment shall also be payable in the event this Note is satisfied, released or discharged through foreclosure, whether by judicial proceeding, deed in lieu of foreclosure or by any other means. THE BORROWER AND EACH GUARANTOR EXPRESSLY WAIVES (TO THE FULLEST EXTENT THEY MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Borrower and each Guarantor expressly agree (to the fullest extent it may lawfully do so) that: (A) the Interest Make-Whole Payment is reasonable and is the product of an arm’s length transaction between sophisticated business entities ably represented by counsel; (B) the Interest Make-Whole Payment shall be payable notwithstanding the then prevailing market rates at the time acceleration occurs; (C) there has been a course of conduct between the Holder and the Borrower and each Guarantor giving specific consideration in this transaction for such agreement to pay the Interest Make-Whole Payment; and (D) the Borrower and each Guarantor shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Borrower and each Guarantor expressly acknowledge that their agreement to pay the Interest Make-Whole Payment to holders as herein described is a material inducement to the Holder to purchase this Note.

(f) Rights not Exclusive. The rights and remedies provided for in this Note and the other Note Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by Law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

(g) Excess ABL Fee. Without any limitation to any other rights and remedies or provisions in this Note, commencing with the fiscal month ending October 31, 2022, in the event Indebtedness in favor of the ABL Lenders arising under the ABL Debt Documents exceeds the amount set forth in clause (n) of the definition of Permitted Indebtedness as of the last day of such calendar month, the Borrower shall pay a fee in cash to Holder Representative, for pro rata distribution to each holder of the Notes, in an amount equal to ten percent (10%) of the amount by which the Indebtedness in favor of the ABL Lenders arising under the ABL Debt Documents exceeds the amount set forth in clause (n) of the definition of Permitted Indebtedness. Such fee shall be paid to the Holder Representative within two (2) business days following the last day of such fiscal month.

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13. Miscellaneous Provisions.

(a) This Note and any provisions herein may be modified, amended and waived only with the written consent of the Borrower, the Majority Holders and the acknowledgement of the Holder Representative and the Collateral Agent, and any such modification, amendment or waiver shall be binding on the Holder and all holders of other Notes with respect to all the Notes. Notwithstanding the foregoing, no modification, amendment or waiver shall be made that affects the rights, duties or immunities of the Holder Representative and/or the Collateral Agent without its written consent, as applicable. Neither this Note nor any of the other Notes forming a series with this Note may be modified or amended, and no provisions of such other Notes may be waived, unless such modification, amendment or waiver applies to all of the Notes in the series.3

(b) After the date hereof, the Borrower agrees to pay all reasonable and documented fees, costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the Majority Holders in collecting or attempting to collect the Obligations, whether or not any action or proceeding is commenced. None of the provisions hereof and none of the Holder’s rights or remedies under this Note on account of any past or future defaults shall be deemed to have been waived by the Collateral Agent’s or the Holder’s acceptance of any past due installments or by any indulgence granted by the Collateral Agent or the Holder to the Borrower.

(c) The Borrower hereby waives presentment, demand, diligence, protest and notice of every kind, and agrees that it shall remain liable for all amounts due under this Note notwithstanding any delay or failure by the Collateral Agent or the Holder to exercise any rights under this Note. Borrower hereby waives the right to plead any and all statutes of limitation as a defense to a demand under this Note to the full extent permitted by law.

(d) All notices, requests, demands, consents, instructions and other communications which are required or may be given under this Note shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by confirmed facsimile or other electronic transmission (including e-mail), except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient; the Business Day after it is sent if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g. Federal Express); and five (5) Business Days after the date mailed by certified or registered mail, postage prepaid, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

If to the Holder Representative on behalf of the Holder, addressed to:

Wilmington Savings Fund Society, FSB, as Holder Representative

WSFS Bank Center

500 Delaware Avenue, 11th Floor

Wilmington, DE 19801

[3]	Pursuant to the Second Amendment and the Third Amendment, notwithstanding anything in Section 13(a) of the Notes to the contrary, the terms of the Purchased Third Option Notes may be amended as set forth in Section 5 of the Second Amendment and the Third Amendment, despite being part of the same series as all other Notes.

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Attn: Global Capital Markets – Reed’s Inc

E-Mail: rgoldsborough@wsfsbank.com

With a copy (which shall not constitute notice) to:

Chapman and Cutler LLP

1270 Avenue of the Americas

New York, NY 10020

Attn: Bart Pisella

E-Mail: bpisella@chapman.com

If to the Borrower, addressed to:

Reed’s, Inc.

201 Merritt 7 Corporate Park,

Norwalk, CT 06851

Attn: Norman E. Snyder, Jr, CEO

E-Mail: nsnyder@reedsinc.com

With a copy to (which will not constitute notice):

Barton LLP

100 Wilshire Boulevard, Suite 1300

Santa Monica, California 90401

Attn: Ruba Qashu

E-Mail: rqashu@bartonesq.com

or to such other place and with such other copies as each party may designate as to itself by written notice to the others.

(e) The Holder hereby confirms the appointment of Wilmington Savings Fund Society, FSB as the Holder Representative and as the Collateral Agent for the benefit of the Holder under this Note and the other Note Documents to serve from the date hereof until the termination of this Note.

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(i) Each Holder hereby irrevocably authorizes the Holder Representative and the Collateral Agent to take such action and to exercise such powers hereunder as provided herein or as requested in writing by the Holder or the Majority Holders, in accordance with the terms hereof, together with such powers as are reasonably incidental thereto and authorizes and directs the Collateral Agent to enter into each of the applicable Note Documents and perform its obligation and exercise its rights thereunder in accordance therewith, subject to the indemnification and other rights of the Collateral Agent set forth herein. Anything herein to the contrary notwithstanding, whenever reference is made in this Note to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be acting, giving, withholding, suffering, omitting, taking or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) as directed by the Majority Holders. Each of the Holder Representative and the Collateral Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to request and act in reliance upon the advice of counsel concerning all matters pertaining to its duties hereunder and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance therewith. Neither the Holder Representative nor the Collateral Agent will incur any liability of any kind with respect to any action or omission by the Holder Representative or the Collateral Agent, as applicable, in connection with its services pursuant to this Note and the other Note Documents, except in the event of liability directly resulting from its gross negligence or willful misconduct. The Holder will indemnify, defend and hold harmless the Holder Representative and the Collateral Agent from and against any and all losses, liabilities, damages, claims, penalties, fines, forfeitures, actions, fees, costs and expenses (including the fees and expenses of counsel and experts and their staffs and all expense of document location, duplication and shipment) and including the event of nonpayment by the Borrower under the Purchase Agreement (collectively, “Representative Losses”) arising out of or in connection with the Holder Representative’s or the Collateral Agent’s, as applicable, execution and performance of this Note and any other Note Documents, and the exercise or performance of their respective powers or duties hereunder (including any removal or remedial actions or other environmental claims), or in connection with any actual or alleged presence of hazardous materials in the air, surface water or groundwater or on the surface or subsurface of any real property at any time owned, leased or operated by the Borrower, the generation, storage, transportation, handling or disposal of hazardous materials by the Borrower or any of its Subsidiaries at any location, whether or not owned, leased or operated by the Borrower or any of its Subsidiaries, the non-compliance by the Borrower or any of its Subsidiaries with any environmental laws, or any environmental claim asserted against the Borrower, any of its Subsidiaries or any real property at any time owned, leased or operated by the Borrower or any of its Subsidiaries, in each case as such Representative Loss is suffered or incurred, including the enforcement of this Section 13(e)(i); provided, that no such indemnification shall be provided in the event that any such Representative Loss is finally adjudicated to have been directly caused by the gross negligence or willful misconduct of the Holder Representative or the Collateral Agent, as applicable.

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(ii) Each of the Holder Representative and the Collateral Agent may resign at any time upon 10 days’ notice to the Borrower, the Holder and the other holders of Notes, and the Majority Holders may remove or replace the Holder Representative or the Collateral Agent at any time upon 10 days’ notice by notifying the Borrower and the holders of the Notes. Upon any such resignation or replacement, the Majority Holders shall have the right to appoint a successor holder representative or collateral agent, as applicable, in consultation with the Borrower. Upon the acceptance of its appointment as Holder Representative or Collateral Agent, as applicable, hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Holder Representative or Collateral Agent, as applicable, and the retiring, replaced or removed Holder Representative or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder. If no successor Holder Representative or Collateral Agent, as applicable, shall have been appointed and shall have accepted such appointment, then on such 10th day (a) the retiring Holder Representative’s or Collateral Agent’s, as applicable, resignation, replacement or removal shall become effective, (b) the retiring, replaced or removed Holder Representative or Collateral Agent, as applicable, shall thereupon be discharged from its duties and obligations hereunder and (c) the Majority Holders shall thereafter perform all duties of the Holder Representative or the Collateral Agent, as applicable, hereunder and under the other Note Documents until such time, if any, as the Majority Holders appoint a successor Holder Representative or Collateral Agent, as applicable, in consultation with the Borrower. The Holder Representative and Collateral Agent, as applicable, shall have no liability or responsibility for any action or inaction of any successor Holder Representative or successor Collateral Agent, as applicable. Notwithstanding replacement of the Holder Representative or the Collateral Agent, as applicable, pursuant to this Section 13(e)(ii), the Holder’s obligations under Section 13(e)(i) hereof will continue for the benefit of the retiring Holder Representative or Collateral Agent, as applicable.

(iii) The Holder agrees that any action taken by the Collateral Agent in accordance with the provision of this Note and the Note Collateral Documents, and the exercise by the Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon the Holder. Notwithstanding any provision to the contrary contained elsewhere in this Note and the Note Collateral Documents, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Holder Representative, any Holder or any Note Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Note and the Note Collateral Documents or otherwise exist against the Collateral Agent, and the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Note Collateral Documents that the Collateral Agent is required to exercise as directed in writing by the Majority Holders. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Note with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law regardless of whether an Event of Default has occurred and is continuing. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

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(iv) The parties hereto and the Holder hereby agree and acknowledge that the Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Note, the Note Collateral Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holder hereby agree and acknowledge that in the exercise of its rights under this Note and the Note Collateral Documents, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Collateral and that any such actions taken by the Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral.

(v) No provision of this Note or any Note Collateral Document shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of the holders of Notes unless it shall have received indemnity satisfactory to the Collateral Agent against potential costs and liabilities incurred by the Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Note or the Note Collateral Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the Mortgages or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous materials. The Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Note Parties or the Holder to be sufficient.

(f) In the event that any one or more provisions of this Note shall be held to be illegal, invalid or otherwise unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.

(g) Neither this Note nor any beneficial interest in this Note may be assigned or transferred by the Borrower; provided, this Note shall be transferrable by the Holder upon prior written notice to the Collateral Agent and the Borrower and subject to applicable securities laws and completion and execution of the Assignment and Assumption Agreement in the form attached to the Purchase Agreement.

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(h) All questions concerning the construction, validity, enforcement and interpretation of the Note Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings (as defined in the Purchase Agreement) concerning the interpretations, enforcement and defense of the transactions contemplated by the Notes and any other Note Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Note Documents), and hereby irrevocably waives, and agrees not to assert in any Action (as defined in the Purchase Agreement) or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Note Documents, then, in addition to the obligations of the Borrower under Section 4.7 of the Purchase Agreement, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

(i) IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(j) The headings herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof. Unless the context otherwise requires, any reference in this Note to a “Section” or “clause” refers to a Section or clause, as the case may be, of this Note, and the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Note as a whole and not to any particular Section or other subdivision. Unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time, and the word “including” shall be deemed to be followed by the words “without limitation.”

(k) THE BORROWER MAY, TO THE EXTENT PERMITTED BY LAW, AND DIRECTLY OR INDIRECTLY (REGARDLESS OF WHETHER SUCH NOTES ARE SURRENDERED TO THE BORROWER), REPURCHASE NOTES OR PORTIONS OF INDEBTEDNESS OUTSTANDING UNDER THE NOTES IN THE OPEN MARKET OR OTHERWISE, WHETHER BY THE BORROWER OR ITS SUBSIDIARIES. THE BORROWER SHALL CAUSE ANY SUCH NOTES OR PORTIONS OF INDEBTEDNESS OUTSTANDING UNDER THE NOTES SO REPURCHASED TO BE CANCELLED AND SUCH NOTES SHALL NO LONGER BE CONSIDERED OUTSTANDING UPON THEIR REPURCHASE.

(l) In no event shall the Holder Representative or the Collateral Agent be responsible or liable for any failure or delay in the performance of their respective obligations hereunder arising out of or caused by, directly or indirectly, forces beyond their respective control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics and pandemics, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Holder Representative or Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(m) The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Holder Representative and the Collateral Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Holder Representative and the Collateral Agent. The parties to this Note agree that they will provide the Holder Representative and the Collateral Agent with such information as it may request in order for the Holder Representative and the Collateral Agent to satisfy the requirements of the U.S.A. PATRIOT Act.

[Signature Page Follows]

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IN WITNESS WHEREOF, Borrower and each Guarantor has caused this Note to be duly executed the day and year first above written.

REED’S, INC., as Borrower
a Delaware corporation

By:
Name:
Title:

[Signature Page to Promissory Note]

AGREED AND ACCEPTED:

HOLDER REPRESENTATIVE

Wilmington Savings Fund Society, FSB,
solely in its capacity as the Holder Representative

By:
Name:
Title

COLLATERAL AGENT

Wilmington Savings Fund Society, FSB,
solely in its capacity as the Collateral Agent

By:
Name:
Title

Date:	April __, 2022

[Signature Page to Promissory Note]